                                                                   EXHIBIT 10.29

                                   AGREEMENT

                          AGREEMENT, dated as of March 1, 1995, between RPS
Realty Trust, a Massachusetts business trust (the "Trust"), and Herbert Liechtung, the President of the Trust ("Employee").

                                R E C I T A L S:

                          A.      The Trust and Employee are parties to an
Employment Agreement dated as of October 24, 1988 (the "Employment Agreement") and such agreement provides that the Trust intends to engage in the business of mortgage lending.

                          B.      Under paragraph 3 of the Employment
Agreement, upon the occurrence of a Business Change Event (as defined below), and provided Employee is at such time employed by the Trust, Employee may, at his option, by giving written notice to the Trust within 12 months of the occurrence of the Business Change Event, cause the Term of the Employment Agreement to terminate two months after such notice. For purposes of this Agreement and the Employment Agreement, a "Business Change Event" includes a change of the business carried on by the Trust having the effect that the Trust's business ceases to be primarily the business of mortgage lending.

                          C.      Pursuant to paragraph 3 of the Employment
Agreement, if Employee elects to terminate his employment with the Trust as a result of a Business Change Event, the Trust is obligated to pay Employee a stated amount based on his average compensation (the "Business Change Event Payment").

                          D.      In 1991, the Board of Trustees of the Trust
authorized the Trust to make direct and indirect equity investments in real property. Since such time, the Trust has acquired nine real properties by means of negotiated transactions with its borrowers or in connection with (or in lieu of) foreclosure, and has made only one new mortgage loan.

                          E.      In 1993, the Trust announced that it intended
to acquire equity interests in real properties, other than as a result of negotiated transactions with its borrowers and foreclosure. In connection therewith, during 1993 and early 1994 the Trust focused on several transactions which, if consummated, would have resulted in a significant increase in the Trust's assets invested in real properties, primarily shopping center properties.

                          F.      In January 1994, the Trust sold its
California mortgage loan portfolio.

                          G.      In furtherance of the Trust's efforts to
focus on direct equity investments, the Trust commenced discussions with Ramco-Gershenson, Inc. ("Gershenson"), a retail shopping center developer, resulting in the Trust and Ramco entering into a Letter of Intent, dated July 14, 1994, a copy of which is attached hereto as Exhibit A.

                          H.      It is anticipated that the Trust and
Gershenson will effectuate a business combination through the contribution of, among other things, their respective shopping center properties to an operating limited partnership or, in the alternative, a transaction whereby, directly or indirectly, control of a material interest in the assets or business of Gershenson is acquired by or combined with the Trust or any of its affiliates (the "Gershenson Transaction").

Simultaneously therewith or prior thereto, the Trust will dispose of its remaining mortgage loan assets (the "Mortgage Loans") or contribute the Mortgage Loans to a qualified REIT subsidiary, the stock of which will be distributed to the Trust's shareholders (the "Spin-Off Transaction").

                          I.      The Trust and Employee agree that
consummation of the Gershenson Transaction will be a Business Change Event within the meaning of the Employment Agreement, entitling Employee to terminate the Employment Agreement.

                          J.      In connection with the Business Change Event
that will occur upon the consummation of the Gershenson Transaction, the Trust and Employee have mutually agreed to terminate the Employment Agreement and Employee's employment by the Trust, subject to the terms and conditions set forth herein.

                          K.      It is a condition to the consummation of the
Gershenson Transaction that the Trust satisfy the remaining obligations of the Trust under the Employment Agreement.

     NOW, THEREFORE, the parties, intending to be legally bound hereby, agree as follows:

                          1.      DEFINITIONS.     All capitalized terms not
otherwise defined in this Agreement shall have the meanings set forth in the Employment Agreement.

                          2.      TERMINATION.  Subject to earlier termination
as set forth in the Employment Agreement, Employee shall remain employed as President of the Trust and all provisions of the Employment Agreement shall remain in full force and effect until the date of consummation (the "Transaction Date") of the Gershenson Transaction or an Alternative Transaction (as such term is defined in paragraph 3). Effective upon the Transaction Date, the Employment Agreement and Employee's employment by the Trust shall, without any further action on the part of any party, be automatically terminated. From and after the termination of the Employment Agreement and Employee's employment by the Trust, neither party to the Employment Agreement shall have any liability, rights or obligations with respect to such agreement, except that, notwithstanding such termination, the Trust shall remain obligated to perform its indemnification obligations under the Employment Agreement.

                          3.      PAYMENTS IN CONNECTION WITH TERMINATION.  (a)
On the Transaction Date, the Trust shall pay Employee all accrued but unpaid salary and bonuses and any unreimbursed expenses owed to Employee under the Employment Agreement through the Transaction Date, including without limitation, the Origination Bonus payable pursuant to paragraph 6 of the Employment Agreement in connection with the Trust's consummation of the Gershenson Transaction or an Alternative Transaction. Such amount shall be paid to Employee in cash by means of certified check or wire transfer.

                          (b)     In accordance with the terms of the
Employment Agreement and in consideration of the termination of such agreement and Employee's employment by the Trust, on the Transaction Date the Trust shall pay Employee an amount equal to the sum of (i) $1,962,471 and (ii) the product of (x) $27.25 and (y) the number of days which elapse between January 1, 1995 and the Transaction Date (inclusive of the payments referred to in Section 7(b) hereof) (the "Termination Payment") in cash by means of certified check or wire transfer, in complete satisfaction and in lieu of its obligation to make the Business Change Event Payment; provided, however, if the Trust's obligation to make the Termination Payment arises in connection with the consummation of an Alternative Transaction, the amount of the Termination

Payment shall be increased or decreased based on the Origination Bonuses (if any) that would have been earned by the Employee under the Employment Agreement (after taking into account the consummation of such Alternative Transaction) during the 14 month period immediately following the Transaction Date as determined in good faith by the Trust's Board of Trustees; provided, further, in no event shall the amount of the Termination Payment be decreased by more than $200,964.

                          (c)     For purposes of this Agreement (other than
paragraph 4), "Alternative Transaction" shall mean any transaction or series of transactions (including, without limitation, private purchases, tender offer, exchange offer, merger, consolidation, partnership or other business combination), other than the Gershenson Transaction, whereby, directly or indirectly, control of a material interest in the securities, assets or business of the Trust is acquired or combined with any unaffiliated third party; provided, however, an Alternative Transaction shall not include (i) any sale of the Trust's assets proposed following the adoption by the Board of a plan to liquidate the Trust or (ii) any transaction or series of transactions which would not otherwise constitute an Acquisition Event.

                          4.      BONUS.  (a)      For extraordinary services
provided to the Trust, the Trust shall pay Employee, on the date the Gershenson Transaction or an Alternative Transaction is consummated, an amount equal to $500,000 (the "Bonus Payment") in cash by means of a certified check or wire transfer. For purposes of this paragraph 4 only, "Alternative Transaction" shall mean any transaction or series of transactions (including, without limitation, private purchases, tender offer, exchange offer, merger, consolidation, partnership or other business combination) whereby, directly or indirectly, control of a material interest in the securities, assets or business of the Trust is acquired by or combined with any unaffiliated third party; provided, however, an Alternative Transaction shall not include any sale of the Trust's assets pursuant to a plan of liquidation (other than a plan of liquidation that arises from the Trust's decision not to consummate the Gershenson Transaction).

                                  (b)      In the event (i) the Employment
Agreement is terminated due to Employee's death or disability prior to the consummation of the Gershenson Transaction or an Alternative Transaction and
(ii) the Gershenson Transaction or an Alternative Transaction is consummated on or before December 31, 1995, the Trust shall pay the Bonus Payment to Employee or his legal representatives on the date of the consummation of the Gershenson Transaction or such Alternative Transaction, as the case may be.

                          5.      OPTION PLAN.  (a) The Trust shall propose to
its shareholders that the Trust's 1989 Employees' Stock Option Plan (the "Employee Plan") be amended and restated in substantially the form of Exhibit B hereto (the "Amended Employee Plan"), which Amended Employee Plan shall include the proposed amendments to the Employee Plan described on Exhibit C hereto (the "Proposed Amendments"); provided, however, the Amended Employee Plan shall not become effective unless and until (i) the Gershenson Transaction has been consummated and (ii) the Amended Employee Plan has been approved and adopted by the affirmative vote of or consent by at least a majority in interest of the shareholders of the Trust in accordance with Rule 16b-3(b) of the Securities Exchange Act of 1934, the Trust's Declaration of Trust and applicable law (the "Required Vote"); and provided, further, that in the event the Trust does not submit the Gershenson Transaction to its shareholders for approval, the Trust shall have no





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obligation to propose to its shareholders the Amended Employee Plan.  The Trust will include the Amended Employee Plan in its proxy solicitation materials relating to the Gershenson Transaction.

                          (b)     In the event the Trust fails to consummate
the Gershenson Transaction because it decides to pursue an Alternative Transaction, the Trust's Board of Trustees shall make a good faith determination whether it is appropriate to propose that the shareholders of the Trust approve the Amended Employee Plan (or one or more of the Proposed Amendments which are a part of the Amended Employee Plan) in connection with such Alternative Transaction. In the event the Board of Trustees decides to propose to the Trust's shareholders the Amended Employee Plan (or one or more of the Proposed Amendments which are a part of the Amended Employee Plan) in connection with an Alternative Transaction, the Amended Employee Plan or such amendment(s) shall not become effective unless (i) such Alternative Transaction shall have been consummated and (ii) the Amended Employee Plan (or one or more of the Proposed Amendments which are a part of the Amended Employee Plan) shall have been approved and adopted by the Required Vote; provided, further, in the event the Trust does not submit such Alternative Transaction to a vote of its shareholders, the Trust shall, notwithstanding any determination made by its Board of Trustees pursuant to this paragraph 5(b), have no obligation to propose to its shareholders the Amended Employee Plan (or one or more of the Proposed Amendments which are a part of the Amended Employee Plan).

                                  (c)      In accordance with Section 13 of the
Employee Plan, in the event the Spin-Off Transaction is consummated, the exercise price of Employee's existing options will be adjusted based on the fair market value of the Trust's assets that will remain in the Trust (or will be contributed to a subsidiary partnership) and the fair market value of the assets that will be contributed to the spin-off company, as determined by Dean Witter Reynolds Inc.

                                  (d)      In the event the Gershenson
Transaction or an Alternative Transaction that includes the adoption of the Proposed Amendment set forth as item 4 on Exhibit C is consummated, the Trust will provide the Employee (or any subsequent holder of the Employee's options granted under the Employee Plan) with the same registration rights on the same terms and conditions that are granted in connection with such transaction (except that the Trust shall be permitted to modify such rights to the extent necessary to reflect any differences between the form of security held by the Employee and the form of the security held by the persons which are provided such registration rights in such transaction).

                                  (e)      In the event the Employee resigns as
a trustee of the Trust prior to the expiration of his term due to a breach by the Trust of its obligations under this Agreement or under the Master Asset Contribution Agreement to be entered into by the Trust and Gershenson in connection with the Gershenson Transaction that materially and adversely impacts Employee's rights or benefits as a trustee, then, notwithstanding such resignation, Employee shall be deemed to have satisfied the requirements for "retirement" under the Amended Employee Plan.

                          6.      CONTRIBUTION TO SAVINGS PLAN.  The Trust
shall make a discretionary contribution consistent with past practice to the Trust's Retirement Savings Plan for Employee's account during any year in which the Employment Agreement remains in effect and





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
shall make a pro rata contribution for any portion of a year in which the Employment Agreement remains in effect.

                          7.      CONTINUATION OF MEDICAL AND DENTAL COVERAGE.
(a) For the 14 month period following the termination of the Employment Agreement, the Trust shall provide Employee with medical coverage no less favorable than (i) the medical coverage Employee is currently receiving under the Trust's health plan in existence on the date hereof and (ii) the medical coverage presently received by the executive officers of Gershenson under the Gershenson health plan in existence on the date hereof.

                                  (b)      The Trust shall pay Employee an
amount equal to the maximum premium payment per month for Employee's current dental coverage for the 14 month period following termination of the Employment Agreement.

                          8.      ASSIGNMENT OF LIFE INSURANCE POLICY.  On the
Transaction Date, the Trust, at the Employee's election, shall assign to Employee the key man life insurance policy maintained by the Trust on Employee's life, provided that Employee simultaneously reimburse the Trust for any premiums paid by the Trust on behalf of Employee which are unearned by Employee as of such date.

                          9.      EXCHANGE OF RELEASES.  Upon termination of
the Employment Agreement and Employee's employment by the Trust pursuant to this Agreement (i) Employee shall execute and deliver to the Trust a release, substantially in the form of Exhibit D attached hereto and (ii) the Trust shall execute and deliver to Employee a release, substantially in the form of Exhibit E attached hereto.

                          10.     ACKNOWLEDGEMENT.  The Trust hereby advises
Employee that Employee has been employed by the Trust and/or the Trust's predecessors (including Resources Pension Shares 1, Resources Pension Shares 2, Resources Pension Shares 3 and Integrated Resources Pension Shares 4) since October 1, 1981. The Trust and Employee hereby acknowledge that Employee shall have provided the Trust and/or its predecessor entities with 15 years of continuous service on October 1, 1996.

                          11.     LEGAL FEES.      The Trust shall reimburse
Employee for legal fees incurred by Employee in connection with this Agreement up to a maximum of $35,000. The Trust shall make the payment within 10 days after receipt of reasonably appropriate documentation evidencing the incurrence of such legal fees.

                          12.     MISCELLANEOUS.

                                  (a)      Assignment.  This Agreement may not
be assigned by Employee. This Agreement shall be binding upon and inure to the benefit of Employee and his successors and legal representatives.

                                  (b)      Exclusive Agreement; Amendment.
This Agreement supersedes all prior agreements among the parties with respect to its subject matter, is intended as a complete and exclusive statement of the terms of the Agreement between the parties with





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respect thereto and cannot be changed or terminated except by a written instrument executed by the Trust and Employee.

                                  (c)      Termination.  The representations,
warranties, covenants and agreements of the parties as set forth in paragraphs 2, 3, 5, 6, 7, 8 and 9 of this Agreement shall automatically terminate in the event (i) the Employment Agreement is terminated pursuant to its terms on a date which precedes the termination of the Employment Agreement pursuant to the terms of this Agreement or (ii) the Transaction Date occurs after December 31, 1995. The covenants and agreements of the Trust as set forth in paragraph 4 of this Agreement shall automatically terminate in the event (i) the Employment Agreement is terminated pursuant to its terms (other than as a result of Employee's death or disability) on a date which precedes the termination of the Employment Agreement pursuant to this Agreement or (ii) (x) the Employment Agreement is terminated as a result of Employee's death or disability on a date which precedes the termination of the Employment Agreement pursuant to this Agreement and (y) the Gershenson Transaction or an Alternative Transaction (as such term is defined in paragraph 4) is not consummated on or before December 31, 1995.

                                  (d)      No Waiver.  Nothing contained herein
nor the execution of this Agreement by the Employee shall operate as a waiver of the Employee's right to assert that, notwithstanding whether the Gershenson Transaction is consummated, a Business Change Event has occurred.

                                  (e)      Additional Parties.  In the event
the Trust completes a transaction which involves the transfer of a material portion of its assets to one or more subsidiaries or controlled affiliates or the acquisition of a material amount of assets by one or more subsidiaries or controlled affiliates, the Trust will cause each such subsidiary or affiliate, except for subsidiaries or other affiliates succeeding to ownership of the Mortgage Loans through a Spin-Off Transaction or third parties purchasing one or more of the Mortgage Loans, to assume on a joint and several basis with the Trust and each other all obligations of the Trust hereunder. In the event the Trust completes a transfer of a material portion of its assets to an unrelated third party, the Trust shall prior to making a distribution to its shareholders adequately reserve for any remaining liabilities under this Agreement.

                                  (f)      Governing Law.  This Agreement and
all amendments hereof shall be governed by the internal law of the State of New York, without regard to conflicts of law principles thereof.

                                        RPS REALTY TRUST


                                        By:/s/ Joel M. Pashcow
                                           ------------------------------------
                                           Name: Joel M. Pashcow
                                           Title: Chairman


                                        /s/ Herbert Liechtung
                                        ---------------------------------------
                                        Herbert Liechtung





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

                                                                      EXHIBIT A

                                RPS REALTY TRUST
                                733 THIRD AVENUE
                            NEW YORK, NEW YORK 10017


                                                             July 14, 1994



RAMCO-GERSHENSON, INC.
27600 NORTHWESTERN HIGHWAY
SUITE 200
SOUTHFIELD, MICHIGAN  48034

Gentlemen:

                 This letter (the "LETTER OF INTENT") sets forth the principal terms and conditions upon which RPS Realty Trust (THE "COMPANY") proposes to negotiate an acquisition of assets that will be effectuated through a contribution of certain assets of Ramco-Gershenson, Inc. and its affiliates (collectively, "RAMCO") and certain assets of the Company to a Delaware limited partnership (the "OPERATING PARTNERSHIP") to be formed by the Company (the "TRANSACTION"). This Letter of Intent represents only our current good faith intention to negotiate and enter into a definitive Asset Contribution Agreement relating to the Transaction. The date of the closing of the Transaction is referred to herein as the "CLOSING DATE".

1.       THE CONTRIBUTION.

         A.      Structure of the Contribution.

                 (a) Ramco will contribute to the Operating Partnership the following assets and properties: (i) the shopping center properties listed on Schedule 1 (including the development land and development out parcels and options on such development land owned or controlled by Ramco as specified on such Schedule) (collectively, the "RAMCO PROPERTIES"), subject to the Ramco Properties' existing liabilities as listed and described on Schedule 2, and
(ii) 100% of the non-voting
common stock (generally entitled to dividends equal to 99% of net cash flow) and 5% of the voting common stock (collectively, the "RAMCO MANAGEMENT STOCK") of the corporation that will hold Ramco's property management contracts with third parties as set forth on Schedule 3 (collectively, the "RAMCO THIRD PARTY MANAGEMENT CONTRACTS"). (The Ramco Properties and the Ramco Management Stock are collectively referred to herein as the "RAMCO CONTRIBUTION ASSETS".) Excluded from the Ramco Properties will be the outlots owned by Ramco which are not useful for the development or expansion of retail shopping centers contributed to the Company as set forth on Schedule 4, which outlots will not be developed by Ramco. Subject to adjustment as set forth in subparagraphs (c) and (d) below, Ramco will receive a limited partnership interest in the Operating Partnership based on the agreed upon value of the Ramco Contribution Assets as a fraction of the agreed upon value of all the assets contributed to the Operating Partnership; provided, however, in no event will Ramco receive an interest in the Operating Partnership that exceeds 37%. The agreed upon value of the Ramco Contribution Assets will be determined in accordance with Schedule
5. Schedule 5.1 illustrates the application of Schedule 5 based on certain assumptions. All out-of-pocket costs incurred by Ramco related to options on development land owned by Ramco that are contributed to the Company (other than Office Max) shall be reimbursed by the Company from funds available under the Company's line of credit at such time as the line of credit is in place. If Ramco incurs out-of-pocket costs relating to Office Max that are not borrowed, such costs shall be reimbursed by the Company from funds available under the Company's line of credit, up to a maximum of $1,980,000 (inclusive of all borrowed amounts).

                 (b) Concurrently with the contribution of the Ramco Contribution Assets to the Operating Partnership (i) all the property management contracts relating to the Ramco Properties will be canceled and (ii) the Company and the Operating Partnership will be released from any obligation as to debts in excess of $5,000,000 on the Ramco Properties that are owed to Ramco.

                 (c) In the event projected net operating income from the Ramco Jackson, Michigan property (the "JACKSON PROPERTY") during the 12 month period commencing October 1, 1994 (based on Qualifying Leases (as such term is defined in Schedule 5) in place as of such date) is less than $2,824,000, Ramco will have the right to increase its interest in the Operating Partnership based on the performance of the Jackson Property from October 1, 1994 until the date which is one year from the closing in accordance with the formula set forth in
Schedule 6.





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                 (d)      In the event that as of October 1, 1994 Ramco has
entered into a Qualifying Lease for new space to be constructed in the area of the Tel-Twelve Mall (the "TEL-TWELVE PROPERTY") previously occupied by Montgomery Ward Garden Shop (the "TEL-TWELVE LEASE"), (i) for purposes of making the calculation set forth on Schedule 5, projected net operating income from the Tel-Twelve Property will be computed without regard to the existence of the Tel-Twelve Lease and (ii) Ramco will have the right to increase its interest in the Operating Partnership based on the formula set forth in
Schedule 6.1.

                 (e) The Company will contribute (i) the shopping center properties listed on Schedule 7 (collectively, the "COMPANY PROPERTIES") and
(ii) $75,000,000 in cash (the "COMPANY CASH") to the Operating Partnership. (The Company Properties and the Company Cash are referred to collectively herein as the "COMPANY CONTRIBUTION ASSETS".) The Company Contribution Assets will have an agreed upon value of $123,657,000, or, if, as of October 1, 1994, projected net operating income from the Company Properties is less than $5,200,000, such lesser agreed upon amount as determined by an independent appraiser selected by the parties. The Company will initially receive an interest in the Operating Partnership based on the agreed upon value of the Company Contribution Assets as a fraction of the agreed upon value of all the assets contributed to the Operating Partnership as described in subparagraph
(a) and this subparagraph (e). The Company's interest in the Operating Partnership will be divided into two parts: (i) a 1% general partner interest and (ii) a limited partnership interest equal to the difference between (x) 99% and (y) the limited partnership interest allocated to Ramco.

                 (f) Immediately prior to the consummation of the Transaction, the Company will, if it does not dispose of such assets prior to such date, contribute its mortgage loans, its Saratoga Street, Baltimore, Maryland property, its Norgate property, a certain amount of cash and certain other tangible and intangible assets (including, without limitation, furniture, fixtures and equipment) to a qualified REIT subsidiary ("RPS MORTGAGE"). The stock of RPS Mortgage will be distributed to the shareholders of the Company in a spin-off by means of a pro rata dividend (the "SPIN-OFF TRANSACTION"). In connection with the Spin-Off Transaction, RPS Mortgage will assume the liabilities of the Company relating to the assets that were contributed to RPS Mortgage and the Company's leases for office space.

                 (g) Following or contemporaneous with the Spin-Off Transaction and prior to the closing of the Transaction, the Company will merge into a subsidiary Maryland business trust and will change its name to Ramco-Gershenson Properties Trust.





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                 (h)      Following or contemporaneous with the Spin-Off
Transaction and prior to the closing of the Transaction, the Company will combine its shares of beneficial interest by means of a 4 for 1 reverse split.

         B.      Structure of the Operating Partnership.

                 (a) The Company will be the sole general partner of the Operating Partnership and will be responsible for the management of the Operating Partnership's business and affairs. The holders of the units of limited partnership interest (the "OP UNITS"), as limited partners in the Operating Partnership, will not have any right to participate in the management of the Operating Partnership except that the Company (in its capacity as sole general partner of the Operating Partnership) will not have the right, without the approval of limited partners owning at least 85% of the OP Units, to (i) amend the Operating Partnership's limited partnership agreement (the "PARTNERSHIP AGREEMENT") in any manner that would materially adversely affect the rights, privileges and preferences of the OP Units, (ii) dissolve or terminate the Operating Partnership prior to its stated date of dissolution or termination (other than a dissolution or termination which occurs without a vote pursuant to the Partnership Agreement or applicable law) or (iii) amend the Partnership Agreement in a manner that would subject the holders of the OP Units to any personal liability beyond their interest in the Operating Partnership.

                 (b) Following the closing of the Transaction, the Company and Ramco will agree to conduct their respective real estate acquisition, management and development businesses through the Operating Partnership.

                 (c) Subject to compliance with the allocations mandated under Section 704(c) of the Internal Revenue of the Code, profits, losses and distributions from the Operating Partnership shall be made in accordance with each partner's percentage interest in the Operating Partnership. Profits and losses will be allocated to the partners in the Operating Partnership utilizing the "traditional" allocation method.

         C.      Terms of the OP Units

                 (a) The limited partnership interests in the Operating Partnership will be divided into such number of OP Units that, following such division, will permit the OP Units to be exchanged for the Company's shares of beneficial interest ("SHARES") on a one-for-one basis. This one-for-one exchange ratio will be adjusted in the event of a stock combination, stock split, stock dividend or other event having a dilutive or anti-dilutive effect on the limited partners' exchange rights.





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
Upon the effectiveness of an exchange of OP Units for Shares, the Company will be issued one OP Unit in respect of each OP Unit that was redeemed.

                 (b) In the event a limited partner desires to cause the Company to exchange his OP Units for Shares, the Company will have the option (the "CASH OPTION") to exchange such limited partner's OP Units for cash equal to the product of (i) the number of Shares then issuable upon the exchange times (ii) the current per share market price of the Shares based on the average closing prices of the Shares on the New York Stock Exchange for the five consecutive trading days ending on the date the notice of exchange was made. The Company will be issued one OP Unit in respect of each OP Unit exchanged by the Company pursuant to the Cash Option.

                 (c) Any exchange of OP Units for Shares will be subject to compliance with the ownership limitations (i.e., excess shares) included in the Company's organizational documents.

                 (d) Except as otherwise permitted by at least a majority of the Company's independent trustees, all limited partners will be prohibited from exercising their exchange rights for a period of one year from the Closing Date except, in the event of the death of a limited partner prior to such time, the estate of such limited partner shall have the right to exercise such exchange rights to the minimum extent necessary to obtain the funds needed to pay any estate taxes that may be payable at such time. Except in connection with a merger, business combination or other reorganization transaction, the Company will not exchange any of its OP Units as long as there are any other holders of such OP Units.

         D.      Board of Trustees

                 (a) Upon the closing of the Transaction, Ramco shall have the right, subject to compliance with the Company's organizational documents, to designate four trustees (not less than two of whom shall be independent of Ramco, the Company and their respective affiliates) to serve on the Company's nine person Board of Trustees (the "BOARD OF TRUSTEES"). The Company will agree to exercise its best efforts to secure the resignation of up to four of its trustees (other than Messrs. Pashcow, Liechtung, Goldberg and Blank) as is necessary to enable the Ramco designees to be elected to the Board of Trustees. Messrs. Pashcow, Liechtung, Goldberg and Blank, as well as one other existing trustee or another person designated by the Company, will serve as trustees of the Company following the closing.





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                 (b)      The two persons affiliated with Ramco who will become
members of the Board of Trustees will be Joel Gershenson and Dennis Gershenson.

                 (c) In the Company's discretion, the Company shall have the right to amend its organizational documents to provide that newly created trusteeships or vacancies on the Board of Trustees shall be filled by a majority of the independent trustees then in office.

                 (d) At all times, a majority of the Board of Trustees shall be independent of Ramco, the Company and their affiliates.

                 (e) The Board of Trustees will appoint a non-voting Advisory Committee consisting of Michael A. Ward, Richard Gershenson and Bruce Gershenson. The members of the Advisory Committee will be available to consult with and advise the Board of Trustees as requested.

         E.      Uses of Contributed Cash

                 (a) The cash contributed to the Operating Partnership by the Company shall be used as follows: (i) to pay all fees and expenses relating to the Transaction (other than prepayment penalties or premiums and any other expenses and related legal fees in excess of $250,000 relating to the debt listed on Schedule 2 and classified as Ramco Loan Payoffs, any cash amounts paid by Ramco to any third party in order to obtain his or its consent to the Transaction or to any Ramco investor who owns interests in the Ramco Properties, and such closing costs that are customarily paid by sellers of real property in the localities where the Ramco Properties are located), one-half of all title insurance costs and recording charges incurred in connection with the Transaction, and tenant improvement costs incurred at the Ramco Properties with respect to leases entered into after October 1, 1994 that are not otherwise included in whole or in part, in RNOI (as such term is defined in Schedule 5) (other than with respect to the Tel-Twelve Lease and Qualifying Leases at the Jackson Property entered into after October 1, 1994 that are not otherwise included, in whole or in part, in RNOI), (ii) if the Company has not received a commitment for a line of credit as of the closing of the Transaction, to establish a reserve equal to two times the estimated monthly general and administrative expenses of the Company, (iii) to prepay the remaining $5,000,000 of the debt associated with the Ramco Properties payable to Ramco and (iv) the balance, to prepay the debt listed on Schedule 2 and classified as Floating Rate or Prepayable Short-Term Loans and Short-Term Advantageous Rate Loans, as agreed to by the parties.

                 (b) All prepayment penalties or premiums and expenses (including, without limitation, legal fees relating to such prepayments) in excess of $250,000 relating to or triggered by the prepayment of any of the debt listed on Schedule 2 and anticipated to be prepaid as set forth in subparagraph (a) above shall be paid by Ramco.

                 (c) Prior to the closing of the Transaction, Ramco shall use its best efforts to (i) refinance the debt listed on Schedule 2 and classified as Floating Rate or Prepayable Short-Term Loans and Short-Term Advantageous Rate Loans (after making the prepayments described in Paragraph 1.E.(a)) on the terms described in clause (ix) of Paragraph 4.A. and (ii) obtain a line of credit in an amount to be determined by the parties which would be used to fund the future development and acquisition activities of the Company.

2.       MANAGEMENT AND CONFLICTS.

         A. The five principals of Ramco (collectively, the "RAMCO PRINCIPALS") will enter into agreements with the Company pursuant to which they will agree to conduct all of their real estate ownership, acquisition, management and development activities (other than certain limited activities relating to their existing video arcade and fast food franchise businesses and activities relating to the properties listed on Schedule 8 that will be excluded from the Transaction (collectively, the "EXCLUDED PROPERTIES")) through the Company and in connection therewith the Ramco Principals will agree to offer all real estate opportunities of which they become aware (other than opportunities relating to the Excluded Properties) to the Company. The Ramco Principals (other than Joel Gershenson and Dennis Gershenson) will enter into non-competition agreements with the Company pursuant to which such Ramco Principals will agree not to compete, directly or indirectly, with the Company with respect to the ownership, acquisition, management and development of real estate (except with respect to the Excluded Properties) until the later of (i) three years from the Closing Date or (ii) the date such Ramco Principal is no longer an officer or director of the Company; provided, however, in the event any such Ramco Principal becomes Chairman, Vice Chairman, President or Chief Executive Officer of the Company (or holds any other office in the Company that is vested with powers and duties substantially similar to those powers and duties typically vested by corporations or business trusts in the office of Chairman and President), the term of such Ramco Principal's non-competition agreement shall be extended until the later of (i) four years from the Closing Date or (ii) one year after the date such Ramco Principal is no longer an officer or director of the Company. Joel Gershenson and Dennis Gershenson will enter into similar non-competition agreements with the Company except that the term of such agreements will extend until the later of (i) four years from the Closing Date or (ii) one year after the date such Ramco Principal is no longer an officer or director of the Company.

         B. Each of the Ramco Principals will enter into three year employment agreements with the Company pursuant to which each such Ramco Principal will be paid an annual base salary of $100,000 and shall receive such other perquisites (including, without limitation, stock options and bonuses) that are customarily provided by similar real estate investment trusts to comparable officers as agreed to by the parties. The Ramco Principals will hold the following offices with the Company: Chairman: Joel Gershenson; President and Chief Executive Officer: Dennis Gershenson; Chief Operating Officer and Executive Vice President: Michael Ward; Executive Vice President and Secretary: Richard Gershenson; Executive Vice President and Treasurer:
Bruce Gershenson.

         C. The Ramco Principals will not be permitted to exchange or dispose of all or any portion of their OP Units during the 30 month period following the closing of the Transaction without the prior written consent of a majority of the Board of Trustees (including a majority of the independent trustees) (the "RAMCO LOCK-UP") other than to the minimum extent necessary to fund the payment of estate taxes due upon the death of any Ramco Principal.
The third party investors of Ramco who will receive OP Units in connection with the Transaction will not be permitted to dispose of all or any portion of their OP Units during the one year period following the closing of the Transaction without the prior written consent of a majority of the Board of Trustees (including a majority of the independent trustees) other than to the minimum extent necessary to fund the payment of estate taxes due upon the death of any such investor. The Company will grant to the Ramco Principals "piggyback" registration rights at the time of closing that will become effective upon the expiration of the Ramco Lock-Up and, with certain exceptions (including, without limitation, the underwriter's cutback) to be agreed to by the parties, grant to the Ramco Principals the right to have any unregistered Shares held by them registered incidentally to any registration being conducted by the Company of its shares.

         D. During the 12 month period following the closing of the Transaction, each of the Ramco Principals will be permitted to pledge up to 25% of the OP Units initially held by him to a bank or other financial institution; following the expiration of such 12 month period and during the remaining term of the Ramco Lock-Up, the Ramco Principals will be permitted to pledge up to 50% of the OP Units initially held by him to a bank or other financial institution.

         E. Upon the closing of the Transaction, the Company will satisfy (without using the Company Cash that will be contributed to the Operating Partnership) and/or, at the election of Joel M. Pashcow ("PASHCOW") and Herbert Liechtung ("LIECHTUNG"), RPS Mortgage will assume the remaining obligations of the Company under its existing employment agreements with Pashcow and Liechtung.

         F. Prior to the closing of the Transaction, the Company may amend the terms and conditions of its 1989 Stock Option Plan (the "EXISTING OPTION PLAN") so that, immediately prior to the Spin-Off Transaction, each current holder of an option (individually, an "OPTION" and collectively, the "OPTIONS") to purchase existing shares in the Company will receive, in exchange therefore, two separately exercisable Options: one to purchase Shares and the other to purchase shares in RPS Mortgage, each exercisable for the same number of shares, and containing substantially equivalent terms, as the existing Option. The exercise price for each new Option in the Company will be determined by adjusting existing exercise price ($5.75 per share) based on the relative fair market value of the assets that will be contributed to the Operating Partnership and the assets that will be contributed to RPS Mortgage. In addition, the total number of shares for which Options may be granted under the Existing Option Plan and the exercise price of outstanding Options will be adjusted to reflect the impact of the Company's 4 for 1 reverse split. Similar adjustments will be made to the Company's 1989 Trustees' Stock Option Plan and the options outstanding under such plan (the "TRUSTEES' PLAN"). In addition, the Company shall have the right to amend the Trustees' Plan to extend the exercise date for those options granted to any trustee who resigns prior to the expiration of such trustee's term.

         G. Prior to the closing of the Transaction, the Company will have the right to amend the terms of the Existing Option Plan as follows: (i) the expiration date of the Existing Option Plan and all outstanding Options will be extended for five years until December 6, 2004; (ii) the three month period during which former employees have the right to exercise outstanding Options will be extended to become a one year period and will not be triggered if a former employee continues to serve the Company in a trustee capacity; (iii) the Options will be assignable to members of an optionee's immediate family (including trusts for such family members); and (iv) a retirement provision will be added that will provide for a 5 year exercise period for following Retirement (as defined below). "Retirement" shall mean voluntary retirement from the Company at least age 55 provided the person in question has provided the Company and its predecessors with at least 15 years of continuous service.

         H. Prior to the closing of the Transaction, the Board of Trustees will adopt a new employee stock option plan (the "NEW OPTION PLAN") that will provide for the grant of options equal to difference between (i) 9% of the total number of issued and outstanding Shares of the Company (on a fully diluted basis assuming the exchange of all OP Units for Shares) and (ii) the number of options granted under the Existing Option Plan and the Trustees' Plan. The New Option Plan will have terms and conditions that are substantially similar to those included in the Existing Option Plan, as amended as described above. Except as set forth in Paragraph 2.I. below, options under the New Option Plan shall be reserved for grant solely to employees of the Company.

         I. Subject to satisfaction of Pashcow's existing employment agreement with the Company, upon the closing of the Transaction, Pashcow shall be (i) elected Vice Chairman and (ii) pursuant to a new 5 year employment agreement, will be granted an additional 180,000 options (that will vest over a term of not more than 3 years) under the New Option Plan at a exercise price based on the average closing price of the Shares on the New York Stock Exchange for the 30 trading days following the Closing Date. At the closing of the Transaction, each of the Ramco Principals will be granted 24,000 options (that will vest over a term of not more than 3 years) at the exercise price described above. Pashcow's employment agreement will provide that if during the term of his employment agreement he is replaced as a trustee, he will receive the same benefits from the Company that he would have received had Pashcow remained a trustee throughout the term of his employment agreement.

         J. Prior to the closing of the Transaction, the Board of Trustees will adopt a trustees' medical health insurance plan that will provide satisfactory health benefits to the Company's trustees not otherwise covered.

         K. Ramco shall grant to the Company the option, exercisable at any time during the 10 year period commencing on the closing of the Transaction, to acquire, subject to the receipt of all necessary consents, Ramco's interest in any Excluded Property (other than any part of the Summit Place complex) for an amount (the "OPTION PRICE") (payable either in cash or subject to compliance with applicable securities laws, OP Units) equal to the lesser of (i) Ramco's net cash investment in such property (including any tax payable by Ramco as a result of the exercise of the option) and (ii) the fair market value of Ramco's interest in such property; provided, however, if at any time during the term of the option Ramco receives a bona fide offer to sell its interest in an Excluded Property that Ramco is willing to accept or receives a bona fide offer to sell the Excluded Property that Ramco is willing to accept, the Company shall have the right to acquire Ramco's interest in such

Excluded Property at the price for such interest or for the amount Ramco would have received had the Excluded Property been sold for the proposed price. In addition, if during such 10 year period Ramco's direct or indirect interest in the Summit Place complex shall equal 25% or more, the Company shall immediately receive an option (the "Summit Place Option") to acquire Ramco's interest in such property at a price equal to 90% of its fair market value. The exercise of the Summit Place Option shall be subject to the receipt of all consents needed to transfer Ramco's interest in the Summit Place Complex.

3.       FUTURE DIVIDENDS.

                 Following the closing of the Transaction, the Company will promptly announce its intention to pay a dividend based on a payout ratio of 85% of funds from operations ("FFO").

4.       CONDITIONS TO THE TRANSACTION.

         A. The definitive Asset Contribution Agreement will provide that the consummation of the Transaction will be subject to fulfillment, at or prior to the Closing Date, of each of the following conditions (among others): (i) the preparation, execution and delivery of a definitive Asset Contribution Agreement and related documents containing such provisions as are customary to transactions of this type, in form and substance reasonably satisfactory to the parties, (ii) the Board of Trustees and the shareholders of the Company shall have approved the Transaction, (iii) if applicable to the Transaction, the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 shall have expired, (iv) all required material consents of third parties (including, without limitation, consents from the mortgagees of record holding the Ramco Property debt) shall have been obtained, (v) the Spin-Off Transaction shall have been consummated and in connection therewith the Company shall have received a no-action letter from the Securities and Exchange Commission (the "SEC"), satisfactory to the Company, generally to the effect that the issuance of the RPS Mortgage stock to the Company's existing shareholders in connection with the Spin-Off Transaction does not require registration under the Securities Act of 1933, (vi) the Company Cash shall equal $75,000,000 (reduced by any Transaction expenses advanced by the Company prior to closing), (vii) there shall not be enacted, entered, promulgated or enforced any statute, rule, regulation, executive order, decree, preliminary or permanent injunction or restraining order which prohibits the consummation of the Transaction, (vii) the absence of any material adverse change in the Company Properties or the Ramco Contribution Assets, (ix) the debt listed on Schedule 2 and classified as Floating Rate or

Prepayable Short-Term Loans and Short-Term Advantageous Rate Loans (after utilizing the Company Cash in the manner set forth in paragraph 1.E.) shall have been refinanced (the "Refinanced Loan") on the following terms: (a) the principal amount of the Refinanced Loan, after taking into account all borrowed transaction costs, shall not exceed $92,500,000; (b) the annual interest expense (all of which will be payable currently) relating to the Refinanced Loan shall not exceed $8,485,000; (c) the Refinanced Loan shall have a term of not less than 10 years; (d) the principal amount of the Refinanced Loan shall amortize on a schedule of not less than 30 years (unless otherwise agreed to by the parties); (e) the Refinanced Loan shall not be secured by more than $150,000,000 in properties; and (f) the Refinanced Loan shall have commercially reasonable terms; (x) the satisfaction of the Floor Amount Condition (as defined below); and (xi) the receipt by the Company's Board of Trustees of an opinion from Dean Witter Reynolds Inc. ("DEAN WITTER"), satisfactory to such board, relating to the fairness, from a financial point of view, of the Transaction to the existing shareholders of the Company.

         B. Ramco's obligation to proceed with the Transaction is subject to the condition that Ramco and its investors will receive a limited partnership interest in the Operating Partnership that is 30% or more (the "FLOOR AMOUNT CONDITION") (assuming for this purpose that Ramco's projected net operating income from (i) the Jackson Property for the 12 month period commencing October 1, 1994 is $2,824,000 and (ii) the Tel-Twelve Property for the 12 month period commencing October 1, 1994 includes a full 12 months of revenues attributable to the Tel-Twelve Lease). (For purposes of making the calculation in clause (ii) above, revenues from the Tel-Twelve Lease shall not be less than $182,000 or more than $510,000 notwithstanding the actual terms of such lease or if such lease exists.) If at any time the Company notifies Ramco that in its good faith judgment (after application of the assumption described in the following sentence) Ramco and its investors would receive a limited partnership interest in the Operating Partnership that is less than the Floor Amount Condition, Ramco, within 5 business days of the receipt of such notice, will be obligated to either (x) terminate the Asset Contribution Agreement or
(y) reduce the Floor Amount Condition to the percentage specified in the Company's notice as determined in manner consistent with the formula for allocating interests in the Operating Partnership and after application of the assumption that the interest rate on the Refinanced Loan will be 150 basis points over prevailing rates for 10 year United States Treasury Bonds.

5.       PUBLIC ANNOUNCEMENTS.

                 Except as may be required by law or under the Company' listing agreement with the New York Stock Exchange, neither of the parties hereto shall make any public announcement regarding the subject matter of this Letter of Intent without the prior consent of the other; provided, however, neither the Company nor its Board of Trustees shall be prohibited from issuing or making available any press release to any wire service or investment banking firm or making any disclosure to the Company's shareholders (through letter, SEC filing or otherwise) that, in the good faith judgment of the Company's Board of Trustees, is necessary to discharge the Board of Trustees' fiduciary duties owed to the Company's shareholders. Each party shall use commercially reasonable efforts to coordinate any public announcements and to consult with one another prior thereto.

6.       NO SHOPPING.

                 Each party will cease all existing discussions with any third party with respect to, and will cease all activities relating to, any merger, consolidation, sale of a substantial portion of assets, tender offer, initial public offering or any similar transaction or business combination which would defeat the intent of this Letter of Intent (collectively, an "ACQUISITION PROPOSAL"). In addition, neither party will, nor will either party authorize or permit its directors, trustees or employees or any attorneys, accountants, investment bankers or other representatives retained by it to, directly or indirectly, solicit or encourage the making of any inquiries or the making of any proposal which it is reasonably expected may lead to any Acquisition Proposal; provided, however, that nothing contained in this paragraph shall preclude any action taken by the Company's Board of Trustees (including, without limitation, responding to requests for information from all persons (including, without limitation, persons with whom the Company had discussions prior to the date of this Letter of Intent) and participating in negotiations regarding alternative transactions (including Acquisition Proposals) involving the Company) that, in the good faith judgment of the Board of Trustees, is necessary to discharge the Board of Trustees' fiduciary duties owed to the Company's shareholders. (For purposes of determining the duties that the Board of Trustees owes to its shareholders, the Company has advised you that for state law purposes it is treating the Transaction as a sale of control of the Company). In the event the Company receives a written offer for an Acquisition Proposal, it will promptly advise Ramco of the existence of such offer. The provisions of this paragraph shall not apply to any assets that will not be included in the Transaction.

7.       COMMERCIALLY REASONABLE EFFORTS.

                 Each of the parties hereto agrees on a prompt basis to proceed with the negotiation and execution and delivery of a definitive Asset Contribution Agreement embodying the terms relating to the Transaction set forth in this Letter of Intent and containing such other provisions as are customary and mutually agreed to by the parties.

8.       CERTAIN FEES AND EXPENSES.

         A. The definitive agreement relating to the Transaction shall provide that if the Company terminates the transaction contemplated by the Asset Contribution Agreement because either (i) the Company entered into an alternative transaction with a third party or (ii) Dean Witter was unable to render a fairness opinion in connection with the Transaction (other than as a result of the condition of the Ramco Contribution Assets), the Company will reimburse Ramco for all reasonable out-of-pocket expenses incurred by Ramco in connection with the Transaction up to a maximum of $1,250,000 (without any offset or credit for any expenses advanced by the Company in connection with the Refinanced Loan).

         B. If the Transaction is consummated, all fees and expenses relating to the Transaction shall be paid by the Company (other than any prepayment penalties or premiums and expenses and legal fees in excess of $250,000 relating to the prepayment of the debt listed on Schedule 2 and classified as Ramco Loan Payoffs, any cash amounts paid by Ramco to any third party in order to obtain its consent to the Transaction or to any Ramco investor, and such closing costs that are customarily paid by sellers of real property in the localities where the Ramco Properties are located) but including one-half of all title insurance costs and recording costs incurred in connection with the Transaction, and tenant improvement costs incurred at the Ramco Properties with respect to leases entered into after October 1, 1994 that are not otherwise included, in whole or in part, in RNOI (other than with respect to the Tel-Twelve Lease, and Qualifying Leases at the Jackson Property entered into after October 1, 1994 that are not otherwise included, in whole or in part, in RNOI).

         C. From and after execution of the Asset Contribution Agreement, the Company will, upon receipt by the Company of the undertaking described below, advance all reasonable expenses relating to the Refinanced Loan that satisfies the terms described in paragraph 4.A.(ix). The Company's obligation to advance such expenses shall be subject to receipt of an undertaking from Ramco and the Ramco Principals to repay such amounts in the event the Asset Contribution Agreement is terminated as a result of a breach by Ramco of any of its representations, warranties or covenants set forth in the Asset Contribution Agreement.

         D. Notwithstanding anything to the contrary contained herein, Ramco shall be responsible for any transfer taxes relating to the contribution of the Ramco Properties to the Company. Ramco and RPS shall cooperate in minimizing any such transfer taxes which may be so payable. In doing so Ramco shall provide the Company with such assurances and indemnifications as may be reasonably requested by the Company against the imposition of any such transfer taxes.

9.       COOPERATION.

                 Each party hereto will use commercially reasonable efforts to
(a) furnish to the other parties such necessary information and reasonable assistance as such other parties may reasonably request in connection with the transactions contemplated hereby, (b) cooperate in preparing, causing to be filed with the SEC and to be cleared for mailing a proxy statement relating to the Transaction and the Spin-off Transaction, (c) provide the officers, employees, attorneys, accountants, investment bankers and other representatives of the other party with reasonable access to the properties and personnel of such party and furnish upon request copies of all books, records, documents and other information of such party (including, without limitation, interim financial reports of such party) that relate to the assets or properties that will be contributed by such party to the Operating Partnership in connection with the Transaction, and (d) provide such further assistance as the other party hereto may reasonably request.

10.      BINDING EFFECT; TERMINATION.

                 Except for the provisions of Sections 5, 6, 7, 9, 10, 11, and 12, this Letter of Intent constitutes an expression of mutual intention, is not a binding obligation on the part of either party hereto and shall not otherwise create any rights in favor of either of the parties hereto. A binding agreement with respect to the Transaction will result only from the execution and delivery of a definitive Asset Contribution Agreement and such other definitive agreements as the parties determine are necessary to reflect the respective obligations and rights of the parties with respect to the Transaction. The provisions of Sections 6, 7 and 9 shall terminate on, and have no effect following, the earliest of (i) October 15, 1994, (ii) upon written notice from the Company to Ramco following a good faith determination by the Company's Board of Trustees that an Acquisition Proposal for an alternative transaction is more favorable than the Transaction to the Company's shareholders, or (iii) the execution of a definitive agreement relating to the Transaction; provided, however, such termination shall not excuse any breach arising prior to the date of such termination.

11.      EXPENSES.

                 Promptly following the execution and delivery of this Letter of Intent, the Company and Ramco shall, at the Company's expense, commission
(i) an audit by Deloitte & Touche of the Ramco Properties and, if requested by the Company, the management corporation, and (ii) a Phase I environmental study and engineering report on the Company's Properties. In the event (i) this Letter of Intent is terminated prior to the execution of a definitive Asset Contribution Agreement and (ii) in the good faith judgment of the Company projected net operating income from the Ramco Properties for the 12 month period commencing October 1, 1994 (based on Qualifying Leases in place as of such date) is less than $26,200,000, Ramco and the Ramco Principals hereby agree, jointly and severally, to reimburse the Company for all amounts advanced pursuant to clause (i) of this paragraph 11 (collectively, the "Advanced Expenses"). Ramco and the Ramco Principals shall reimburse the Company for the Advanced Expenses within 5 business days after the receipt of a notice from the Company that the events described in clauses (i) and (ii) above have occurred. Except for the bankruptcy of a partnership previously disclosed to the Company, Ramco and the Ramco Principals, hereby agree, jointly and severally, to reimburse the Company for the Advanced Expenses, within 5 business days after receipt of a notice from the Company, if the Letter of Intent is terminated or the Company does not enter into a definitive Asset Contribution Agreement primarily because one or more of the Ramco Principals was involved during the past 5 years in one of the events described in Item 401(f) of Regulation S-K promulgated under the Securities Exchange Act of 1934.

12.      MISCELLANEOUS.

                 The laws of the State of New York shall govern the interpretation, validity and performance of the terms of this Letter of Intent, regardless of the law that might be applied under applicable principles of conflicts of law. The parties acknowledge that this Letter of Intent shall not affect the parties' respective obligations under the confidentiality letters dated November 2, 1993 between the Company and Ramco and the Ramco Principals which shall remain in effect in accordance with the terms thereof. The parties hereto irrevocably and unconditionally consent to submit to the jurisdiction of the courts of the State of New York in connection with any actions, suits or proceedings arising out of or relating to this Letter of Intent, and further agree that service of any process, summons, notice or document by U.S. Registered Mail to the respective party's address set forth above (or any other address provided in writing to the other party) shall be effective service of process for any action, suit or proceeding brought against a party hereto in any such court. The parties hereto hereby irrevocably and unconditionally waive any objection to the lack of venue of any action, suit or proceedings arising out of this Letter of Intent, in the courts of the State of New York or the United States of America located in the State of New York, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

13.      COUNTERPARTS.

                 This Letter of Intent may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                 Please acknowledge your agreement to, and acceptance of, the foregoing, by executing a copy of this agreement in the appropriate space set forth below and returning the same to the undersigned, whereupon it will constitute our agreement with respect to the matters contained herein.


                                                 Very truly yours,

                                                 RPS REALTY TRUST


                                                 By:/s/ Herbert Liechtung
                                                    ---------------------
                                                    Herbert Liechtung, President

AGREED AND ACCEPTED
AS OF THE DATE FIRST
ABOVE WRITTEN:

RAMCO-GERSHENSON, INC.


By:/s/ Dennis Gershenson
   -----------------------------------
   Dennis Gershenson, Vice President-
   Finance


/s/ Dennis Gershenson
- ---------------------
    Dennis Gershenson


/s/ Joel Gershenson
- -------------------
    Joel Gershenson


/s/ Bruce Gershenson
- --------------------
    Bruce Gershenson


/s/ Richard Gershenson
- ----------------------
    Richard Gershenson


/s/ Michael A. Ward
- -------------------
    Michael A. Ward

                         ATTACHMENT TO LETTER OF INTENT
                               SCHEDULE 1-PART 1
                      LISTING OF INCLUDED SHOPPING CENTERS



SHOPPING CENTER                                             LOCATION

TEL-TWELVE MALL                                    SOUTHFIELD, MICHIGAN
FRASER SHOPPING CENTER                             FRASER, MICHIGAN
EASTRIDGE SHOPPING CENTER                          FLINT, MICHIGAN
ROSEVILLE PLAZA                                    ROSEVILLE, MICHIGAN
NAPLES TOWNE CENTRE                                NAPLES, FLORIDA
SOUTHFIELD PLAZA                                   SOUTHFIELD, MICHIGAN
TROY TOWNE CENTER                                  TROY, OHIO
SOUTHFIELD PLAZA EXPANSION                         SOUTHFIELD, MICHIGAN
WEST ALLIS SHOPPING CENTRE                         WEST ALLIS, WISCONSIN
NORTH TOWNE COMMONS                                TOLEDO, OHIO
NEW TOWNE PLAZA                                    CANTON, MICHIGAN
FERNDALE TOWNE CENTRE                              FERNDALE, MICHIGAN
CLINTON VALLEY STRIP                               STERLING HEIGHTS, MICHIGAN
KENTWOOD TOWNE CENTRE                              GRAND RAPIDS, MICHIGAN
CLINTON CONSUMER MALL                              STERLING HEIGHTS, MICHIGAN
ORION PLAZA                                        LAKE ORION, MICHIGAN
WEST OAKS I                                        NOVI, MICHIGAN
SPRING MEADOWS SHOPPING CENTER                     TOLEDO, OHIO
JACKSON CROSSING                                   JACKSON, MICHIGAN
EDGEWOOD SHOPPING CENTER                           LANSING, MICHIGAN
WEST OAKS II                                       NOVI, MICHIGAN
OAKBROOK SQUARE                                    FLINT, MICHIGAN

                         ATTACHMENT TO LETTER OF INTENT
                              SCHEDULE 1 - PART 2
                  DEVELOPMENT LAND AND DEVELOPMENT OUTPARCELS


                                                                                     PARCEL SIZE
                                                                                       (ACRES)
ROSEVILLE PLAZA (12 MILE & GRATIOT)                                                  .90
NEW TOWNE PLAZA (CANTON TOWNSHIP)                                                    2.0, 2.5
EDGEWOOD TOWNE CENTRE (LANSING)                                                      .75, .95

                         ATTACHMENT TO LETTER OF INTENT
                              SCHEDULE 1 - PART 3
                         REIMBURSABLE COSTS RELATED TO
                   OPTIONS ON DEVELOPMENT LAND OWNED BY RAMCO


                                                                                                           OPTIONS &
                                                                                                            RELATED
                                                                                                         DEVELOPMENT
                                                                                                             COSTS
                                                                                                            INCURRED
                                                                                                          TO 5-12-94
                                                                                                              (1)
JACKSON WEST                                       JACKSON, MICHIGAN                                          26,297
TROY - LIVERNORS & MAPLE                           TROY, MICHIGAN                                              2,483
WARREN-TEN MILE & DEQUINDRE                        WARREN, MICHIGAN                                              721
OFFICEMAX-NORTH TOWNE                              TOLEDO, OHIO                                              175,468
BENNETT PROPERTY                                   TOLEDO, OHIO                                               41,574
HORNHOLLOWAY PROPERTY                              TOLEDO, OHIO                                                7,320
ROTH PROPERTY                                      TOLEDO, OHIO                                                  871
SARA PROPERTY                                      TOLEDO, OHIO                                               10,360
WEST OAKS III                                      NOVI, MICHIGAN
SPRINGMEADOWS PHASE III                            TOLEDO, OHIO
SHELBY TOWNSHIP-HALL ROAD                          SHELBY TOWNSHIP, MICHIGAN


                                                                                                             -------

                                                                                                             265,094
                                                                                                             =======

(1) COSTS INCURRED BASED ON ACCOUNTING RECORDS. CERTAIN ITEMS INCLUDING LEGAL, PROFESSIONAL, ENGINEERING, ENVIRONMENTAL MAY NOT HAVE BEEN INVOICED YET. COSTS TO BE UPDATED TO DATE OF COMBINATION.

ALL OPTION AND RELATED DEVELOPMENT COSTS INCURRED TO DATE OF COMBINATION WILL BE REIMBURSED TO RAMCO BY THE REIT. FUTURE PAYMENTS FOR DEVELOPMENT COSTS TO BE THE RESPONSIBILITY OF THE REIT.

                         ATTACHMENT TO LETTER OF INTENT
                                   SCHEDULE 2
                     RAMCO PROPERTIES' EXISTING LIABILITIES

SEE REVISED ATTACHED SCHEDULE
REFLECTS PROJECTED DEBT BALANCES AS OF JUNE 30, 1994

PRIVILEGED AND CONFIDENTIAL, PREPARED AT THE REQUEST OF, AND UNDER THE DIRECTION OF MONIGHAM MILLER SCHWARTZ AND COHN


RAMCO-GERSHENSON,INC.                      23-JUN-94
LOANS OUTSTANDING ON REFIT PROPERTIES
FILENAME:LINSHARE 2



                                                                                        INTEREST
                                TYPE                      LENDER                          RATE
- ------------------------------------------------------------------------------------------------------
FLOATING RATE OR PREPAYABLE SHORT-TERM LOANS


TEL-TWELVE HALL                 FIRST                  BANK OF BOSTON                    PRIME + 1
TEL-TWELVE HALL                 TERM                   HUNTINGTON BANK                   PRIME + 1
TEL-TWELVE HALL                 EQUIP                  HUNTINGTON BANK                   PRIME + 1

RAMCO FRASER                    FIRST                  BANK OF BOSTON                    PRIME + 1
RAMCO FRASER                    EQUIP                  HUNTINGTON BANK                   PRIME + 1

RAMCO LAPEER                    FIRST                  NBO BANK, N.A.                    PRIME + .5

RAMCO SOUTH NAPLES              FIRST                  BANK OF BOSTON                    PRIME + 1

SOUTHFIELD PLAZA                EQUIP                  HUNTINGTON BANK                   PRIME + 1

RAMCO SINGSER                   FIRST                  BANK ONE                          TREAS + 425

S-12 ASSOCIATES                 FIRST                  KEY BANK OF NEW YORK              9.375%

WEST ALLIS SHOPPING CENTER      FIRST                  BANK OF BOSTON                    PRIME + 1

FORD SHELDON                    FIRST                  HUNTINGTON BANK                   PRIME + 1
FORD SHELDON                    FIRST                  AETNA LIFE                        9.925%

FERNDALE PLAZA                  FIRST                  SUN LIFE                          9.75%

104W STERLING                   FIRST                  NORTHWESTERN MUTUAL LIFE          10.125%
104W STERLING                   EQUIP                  HUNTINGTON BANK                   PRIME + 1

RAMCO OAKBROOK                  SECOND                 BANK OF BOSTON                    PRIME + 1

STERLING MALL                   FIRST                  MUTUAL BENEFIT                    11.50%
STERLING MALL                   SECOND                 FIRST OF AMERICA                  PRIME + 1

W & G REALTY                    FIRST                  AETNA LIFE                        9.925%

WEST OAKS I                     EQUIP                  HUNTINGTON BANK                   PRIME + 1

WEST OAKS II                    EQUIP                  HUNTINGTON BANK                   PRIME + 1

RAMCO JACKSON                   CONSTRUCTION           NBO BANK, N.A.                    PRIME + .75
RAMCO JACKSON                   TERM                   HUNTINGTON BANK                   PRIME + 1

RAMCO LANSING                   CONSTRUCTION           BANK OF BOSTON                    PRIME + 1

LEWIS ALEXIS GROUP              FIRST                  NATIONWIDE LIFE                   9.50%

NORTH TOWNE OFFICEWAX -         CONSTRUCTION           MICHIGAN NATIONAL BANK            PRIME + .75
LA II GROUP

TOTAL SHORT - TERM LOANS
- --------------------------------
SHORT - TERM ADVANTAGEOUS RATE LOANS
- --------------------------------
ROSEVILLE PLAZA                 FIRST                  BARCLAY'S BANK                    LIBOR + 125
SOUTHFIELD PLAZA                FIRST                  BARCLAY'S BANK                    LIBOR + 125




                                             PROJECTED                                          TO BE
                                              BALANCE       RAMCO       THIRD       DEBT      REFINANCED
                                                AT         DEBT TO      PARTY       LEFT       AT REIT
                                TYPE          6-30-94    EQUITY SWAP     DEBT     IN PLACE    INCEPTION
- --------------------------------------------------------------------------------------------------------
FLOATING RATE OR PREPAYABLE SHORT-TERM LOANS


TEL-TWELVE MALL                              31,115,000             31,115,000                31,115,000
TEL-TWELVE MALL                                 112,497                112,497                   112,497
TEL-TWELVE MALL                                  16,579                 16,579                    16,579
                                                                             0                         0
RAMCO FRASER                                  2,276,089              2,276,089                 2,276,089
RAMCO FRASER                                     28,234                 28,234                    28,234
                                                                             0                         0
RAMCO LAPEER                                  9,289,923              9,289,923                 9,289,923
                                                                             0                         0
RAMCO SOUTH NAPLES                            1,096,692              1,096,692                 1,096,692
                                                                             0                         0
SOUTHFIELD PLAZA                                 22,950                 22,950                    22,950
                                                                             0                         0
RAMCO SINGSER                                 7,333,933              7,333,933                 7,333,933
                                                                             0                         0
S-12 ASSOCIATES                               2,086,821              2,086,821                 2,086,821
                                                                             0                         0
WEST ALLIS SHOPPING CENTER                   14,861,461             14,861,461                14,861,461
                                                                             0                         0
FORD SHELDON                                    576,716                576,716                   576,716
FORD SHELDON                                  5,875,075              5,875,075                 5,875,075
                                                                             0                         0
FERNDALE PLAZA                                1,793,679              1,793,679                 1,793,679
                                                                             0                         0
104W STERLING                                 1,684,800              1,684,800                 1,684,800
104W STERLING                                    20,530                 20,530                    20,530
                                                                             0                         0
RAMCO OAKBROOK                                1,517,300              1,517,300                 1,517,300
                                                                             0                         0
STERLING MALL                                 5,899,747              5,899,747                 5,899,747
STERLING MALL                                 1,628,437              1,628,437                 1,628,437
                                                                             0                         0
W & G REALTY                                  4,381,413              4,381,413                 4,381,413
                                                                             0                         0
WEST OAKS I                                      21,781                 21,781                    21,781
                                                                             0                         0
WEST OAKS II                                     30,728                 30,728                    30,728
                                                                             0                         0
RAMCO JACKSON                                24,691,163             24,691,163                24,691,163
RAMCO JACKSON                                    63,742                 63,742                    63,742
                                                                             0                         0
RAMCO LANSING                                 4,280,720              4,280,720                 4,280,720
                                                                             0                         0
LEWIS ALEXIS GROUP                           13,000,000             13,000,000                13,000,000
                                                                             0                         0
NORTH TOWNE OFFICEMAX -                       1,620,000              1,620,000                 1,620,000
LA II GROUP
                                            ------------------------------------------------------------
TOTAL SHORT - TERM LOANS                    135,326,010         0  135,326,010           0   135,326,010
- --------------------------------
SHORT - TERM ADVANTAGEOUS RATE LOANS
- --------------------------------
ROSEVILLE PLAZA                               9,903,108              9,903,108   9,903,108             0
SOUTHFIELD PLAZA                              8,821,633              8,821,633   8,821,633             0

*REPRESENTS LOAN PREPAYABLE WITH PENALTY.

PRIVILEGED AND CONFIDENTIAL, PREPARED AT THE REQUEST OF, AND UNDER THE DIRECTION OF MONIGHAM MILLER SCHWARTZ AND COHN


RAMCO-GERSHENSON,INC.                                                                    23-JUN-94
LOANS OUTSTANDING ON REFIT PROPERTIES
FILENAME:LINSHARE 2

                                                                                                      PROJECTED
                                                                                                       BALANCE       RAMCO
                                                                                        INTEREST         AT         DEBT TO
                                TYPE                      LENDER                          RATE         6-30-94    EQUITY SWAP
- -------------------------------------------------------------------------------------------------------------------------------
                                                                                                     --------------------------
TOTAL SHORT - TERM ADVANTAGEOUS RATE LOANS                                                            18,724,741            0
- ------------------------------------------
LONG-TERM ADVANTAGEOUS RATE LOANS
- ------------------------------------------
RAMCO OAKBROOK                  FIRST               CAPITOL HOLDING     .75 OF SALOMON 30 YR UTILI     7,000,000
WEST OAKS I                     FIRST               UNION MUTUAL        10.125%                        4,413,627
                                                                                                     --------------------------
TOTAL LONG-TERM ADVANTAGEOUS RATE LOANS                                                               11,413,627            0
- ------------------------------------------
LONG-TERM LOANS LEFT IN PLACE
- ------------------------------------------
KENTWOOD TOWNE CENTER           FIRST               NATIONWIDE LIFE     9.375%                        11,265,548
WEST OAKS II                    FIRST               TRAVELERS           10%                            9,549,050
SPRING MEADOWS                  FIRST               TRAVELERS           9.50%                         12,000,540
SPRING MEADOWS                  FIRST               FDB ANNUITY         8.75%                          1,970,635
                                                                                                     --------------------------
TOTAL LONG-TERM LOANS LEFT IN PLACE                                                                   34,785,773            0
- ------------------------------------------
RAMCO LOAN PAYOFFS
- ------------------------------------------
RAMCO FRASER                    OTHER               RAMCO VENTURES                                        64,271

RAMCO SOUTH NAPLES              OTHER               RAMCO VENTURES                                     1,601,461  (1,601,461)

RAMCO SINGER                    OTHER               RAMCO VENTURES                                        72,864     (72,864)

WEST ALLIS SHOPPING CENTER      OTHER               RAMCO VENTURES                                     1,035,392

FERNDALE PLAZA                  LAND CONT                                                                 21,875
FERNDALE PLAZA                  OTHER               RAMCO VENTURES                                       193,635    (193,635)

KENTWOOD TOWNE CENTER           OTHER               RAMCO VENTURES                                       142,010    (142,010)

RAMCO OAKBROOK                  OTHER               RAMCO VENTURES                                     1,618,759

STERLING MALL                   OTHER               RAMCO STERLING HEIGHTS                               420,000
STERLING MALL                   OTHER               104W STERLING                                        177,200
STERLING MALL                   OTHER               RAMCO VENTURES                                       681,125    (681,125)

W & G REALTY                    OTHER               RAMCO VENTURES                                      (344,114)      344,114
SPRING MEADOWS                  OTHER               RAMCO VENTURES                                        79,351
RAMCO JACKSON                   OTHER               RAMCO VENTURES                                     2,458,166  (2,458,166)
RAMCO JACKSON                   OTHER               RAMCO-GERSHENSON, INC.
RAMCO LANSING                   OTHER               RAMCO VENTURES                                     2,697,079    (494,852)
                                                                                                     --------------------------
TOTAL RAMCO LOAN PAYOFFS                                                                              10,919,174  (5,300,099)
                                                                                                     --------------------------
TOTAL LOANS OUTSTANDING                                                                              211,169,325  (5,300,099)
                                                                                                     ==========================

LESS: REIT DEBT PAYDOWN (75,000,000-2,000,000 TRANSACTION COSTS = 73,000,000)

DEBT REMAINING IN PLACE
132,869,226




                                                                                      TO BE
                                                       THIRD            DEBT       REFINANCED
                                                       PARTY            LEFT        AT REIT
                                                       DEBT          IN PLACE      INCEPTION
- ---------------------------------------------------------------------------------------------
                                                     ----------------------------------------
TOTAL SHORT - TERM ADVANTAGEOUS RATE LOANS            18,724,741    18,724,741              0
- ------------------------------------------
LONG-TERM ADVANTAGEOUS RATE LOANS
- ------------------------------------------
RAMCO OAKBROOK                                         7,000,000     7,000,000              0
WEST OAKS I                                            4,413,627     4,413,627              0
                                                     ----------------------------------------
TOTAL LONG-TERM ADVANTAGEOUS RATE LOANS               11,413,627    11,413,627              0
- ------------------------------------------                     0                            0
LONG-TERM LOANS LEFT IN PLACE                                  0                            0
- ------------------------------------------                     0                            0
KENTWOOD TOWNE CENTER                                 11,265,548    11,265,548              0
WEST OAKS II                                           9,549,050     9,549,050              0
SPRING MEADOWS                                        12,000,540    12,000,540              0
SPRING MEADOWS                                         1,970,635     1,970,635              0
                                                     ----------------------------------------
TOTAL LONG-TERM LOANS LEFT IN PLACE                   34,785,773    34,785,773              0
- ------------------------------------------
RAMCO LOAN PAYOFFS
- ------------------------------------------
RAMCO FRASER                                              64,271                       64,271
                                                               0                            0
RAMCO SOUTH NAPLES                                             0                            0
                                                               0                            0
RAMCO SINGER                                                   0                            0
                                                               0                            0
WEST ALLIS SHOPPING CENTER                             1,035,392                    1,035,392
                                                               0                            0
FERNDALE PLAZA                                            21,875                       21,875
FERNDALE PLAZA                                                 0                            0
                                                               0                            0
KENTWOOD TOWNE CENTER                                          0                            0
                                                               0                            0
RAMCO OAKBROOK                                         1,618,759                    1,618,759
                                                               0                            0
STERLING HALL                                            420,000                      420,000
STERLING HALL                                            177,200                      177,200
STERLING HALL                                                  0                            0
                                                               0                            0
W & S REALTY                                                   0                            0
SPRING MEADOWS                                            79,351                       79,351
RAMCO JACKSON                                                  0                            0
RAMCO JACKSON                                                  0                            0
RAMCO LANSING                                          2,202,227                    2,202,227
                                                     ----------------------------------------
TOTAL RAMCO LOAN PAYOFFS                               5,619,075             0      5,619,075
                                                     ----------------------------------------
TOTAL LOANS OUTSTANDING                              205,869,226    64,924,141    140,945,085
                                                     ========================================

LESS: REIT DEBT PAYDOWN (75,000,000-2,000,000
TRANSACTION COSTS = 73,000,000)                                                   (73,000,000)
                                                                    -------------------------
DEBT REMAINING IN PLACE                                             64,924,141     67,945,085   132,869,226
                                                                    =========================

                         ATTACHMENT TO LETTER OF INTENT
                                   SCHEDULE 3
                THIRD-PARTY SHOPPING CENTER MANAGEMENT CONTRACTS

RAMCO OFFICE ONE DEVELOPMENT COMPANY
SUMMIT NORTH LIMITED PARTNERSHIP
SUMMIT PLACE AND SUMMIT CROSSING
KM BLUE ASH DEVELOPMENT COMPANY
LIVONIA TOWNE SQUARE
KM SAGINAW DEVELOPMENT COMPANY
RAMCO CLINTON DEVELOPMENT COMPANY
SANDUSKY CENTER PARTNERS

SOUTHFIELD PROPERTIES - GGJ ASSOCIATES
SOUTHFIELD PROPERTIES - CEDAR/JOLLY
MAPLE & LIVERNOIS PLAZA
G & R DEVELOPMENT
G & S REALTY COMPANY
C G S ASSOCIATES - LIVONIA
SOUTHFIELD PROPERTIES - LANSING MART
GERSHENSON-WITTBOLD LOUISVILLE
MELVINDALE PLAZA
MICHIGAN MART ASSOCIATES
GERSHENSON-WITTBOLD MT. CLEMENS
NINE MILE & HARPER
SOUTHFIELD PROPERTIES - PLYMOUTH/SOUTHFIELD
KMART TEN MILE & DEQUINDRE
SOUTHFIELD PROPERTIES - VAN BORN
SOUTHFIELD PROPERTIES - YPSILANTI
SOUTHFIELD PROPERTIES - DAYTON
SOUTHFIELD PROPERTIES - SOUTHGATE
SOUTHFIELD PROPERTIES - 13 MILE & SCHOENHERR
SOUTHFIELD PROPERTIES - WESTLAND

OTHER MANAGEMENT/ACCOUNTING SERVICE CONTRACTS

PONMALREST ASSOCIATES, INC.                        BURGER KING FRANCHISE
R G PARTNERSHIP                                    BURGER KING PROPERTY LANDLORD
RAMCO VIDEO - TEL TWELVE MALL                      VIDEO ARCADE
MAIN STREET VIDEO                                  VIDEO ARCADE
SUMMIT VIDEO                                       VIDEO ARCADE

                         ATTACHMENT TO LETTER OF INTENT
                                   SCHEDULE 3
                              ACCOUNTING SERVICES

RAMCO SUMMIT NORTH DEVELOPMENT COMPANY
RAMCO LEWIS ALEXIS ASSOCIATES
FERNDALE REDEVELOPMENT COMPANY
RAMCO L & W PARTNERS
RAMCO GP
FERNDALE/LIVONIA LIMITED PARTNERSHIP
LIVONIA REDEVELOPMENT COMPANY
RAMCO LAPEER, INC.
RAMCO KENTWOOD ASSOCIATES
RAMCO OAKBROOK SQUARE, INC.
RAMCO STERLING HEIGHTS
RAMCO JACKSON, INC.
RAMCO CONSUMER MALL ASSOCIATES
RAMCO TROY ASSOCIATES LIMITED PARTNERSHIP
RAMCO NOVI DEVELOPMENT COMPANY
RAMCO SPRING MEADOWS ASSOCIATES LIMITED PARTNERSHIP
PONMALREST ASSOCIATES, INC.
RAMCO ALLIS DEVELOPMENT COMPANY
R G PARTNERSHIP
RAMCO VIDEO - TEL TWELVE MALL
MAIN STREET VIDEO
SUMMIT VIDEO
RAMCO SANDUSKY ASSOCIATES
RAMCO SANDUSKY, INC.
R G TEL TWELVE COMPANY
SCHUST & BAY DEVELOPMENT COMPANY
RAMCO VENTURES
FIVE PARTNERS

                         ATTACHMENT TO LETTER OF INTENT
                                   SCHEDULE 4
                OUTLOTS NOT USEFUL FOR DEVELOPMENT OR EXPANSION
               OF RETAIL SHOPPING CENTERS, OR OTHERWISE EXCLUDED

                                                                     PARCEL SIZE
                                                                     ACRES
STERLING HEIGHTS, MICHIGAN                                (1)        5.84
WATERFORD, MICHIGAN                                       (2)        5.0,1.15,2.6,1.2
SAGINAW, MICHIGAN                                         (3)        3.77,25.54
SANDUSKY, OHIO                                            (4)        1.1,1.6,.96,8.63,6.92
TROY, OHIO                                                (5)        .92, 18.745
COMMERCE TOWNSHIP (COMMERCE                               (6)        1.55, 24.55
  & UNION LAKE)
SPRING MEADOWS PLACE                                      (7)        1.019
  (SPRINGFIELD TOWNSHIP, OHIO)



(1)                SALE OF PROPERTY TO BE COMPLETED BEFORE REIT FORMATION
(2)                PART OF SUMMIT PLACE COMPLEX
(3)                3.77 ACRES ADJACENT TO SHOPPING CENTER NOT INCLUDED IN REIT, 25.54 ACRES ZONED MULTIPLE BEHIND
                   SHOPPING CENTER.
(4)                ADJACENT TO SHOPPING CENTER NOT INCLUDED IN REIT.
(5)                LAND IN PROXIMITY OF SHOPPING CENTER CANNOT BE DEVELOPED AS EXPANSION TO SHOPPING CENTER.
(6)                LAND CURRENTLY ZONED MULTI-FAMILY, BEING USED FOR SEPTIC FIELD ADJACENT TO SHOPPING CENTER NOT
                   INCLUDED IN REIT.
(7)                PROPERTY UNDER CONTRACT TO BE SOLD BEFORE REIT FORMATION.

                                   Schedule 5


(a) The dollar value of the Ramco Contribution Assets shall be determined in accordance with the following formula:


                   ANOI
[RNOI - (RPI +   ( ---- x RGA ))] x.85
                   TNOI
- ------------------------------------        - $75,000,000
                 .09

Where:

RNOI     =       The sum of (i) projected net operating income from the Ramco
                 Properties (exclusive of revenues attributable to the Tel-Twelve Lease) for the 12 month period commencing October
                 1, 1994 based on Qualifying Leases in place as of such date and (ii) MCF.

RPI      =       Projected interest on the Ramco Properties for the 12 month period commencing on the Closing Date based on debt financing in place immediately following the closing.

CNOI     =       Projected net operating income from the Company Properties for the 12 month period commencing October 1, 1994 based on leases in place as of such date.

TNOI     =       The sum of ANOI and CNOI.

RGA      =       The 12 month projected general and administrative expenses of the Company.

MCF      =       Projected net cash flow from the management corporation for the 12 month period commencing October 1, 1994 assuming that the Transaction closed on that date and all management contracts relating to the Ramco Properties were canceled.

ANOI     =       RNOI increased by (i) projected net operating income from the
                 Tel-Twelve Lease for the 12 month period commencing October 1, 1994 and (ii) the difference between $2,824,000 and RNOI from the Jackson Property as of October 1, 1994.

OPV      =       $17.36

                 Unless the Company otherwise agrees, a lease will be considered a "Qualifying Lease" if it satisfies all of the following conditions: it is duly executed and delivered by all necessary parties, it initially had a term of at least 3 years, it requires the payment of a market rent, the tenant under the lease is a person who normally occupies space in a retail shopping center, the tenant is open for business and paying rent or, if it is a new lease, the tenant is scheduled to be open for business and paying rent within 3 months after the lease is signed (except if the conditions for occupancy require that more than 3 months elapse before the tenant is scheduled to open for business and begin paying rent, this condition will be satisfied if the tenant under such lease provides the Company with an estoppel letter indicating that the lease is in full force and effect and the tenant is scheduled to be open for business and paying rent within 5 months after the lease is signed), the tenant's business, design of improvements and type of establishment is consistent with the leasing restrictions included in existing reciprocal easement agreements, development agreements and/or anchor leases, it satisfies all REIT eligibility requirements, and it requires the tenant to pay for an appropriate share of operating expenses at the property.

                                  SCHEDULE 5.1


                       ILLUSTRATION OF SCHEDULE 5 FORMULA


Base Case
- ---------
Dollar Value of RPS Assets                                                                    $123,657,000      67.5%

Gershenson NOI                                                          $ 27,607,000
Add:  Third-Party Management                                                 231,000
Less:  Interest on Existing Debt at                         8.79%         (4,046,000)
Less:  Interest on $92.5 Million of Refinanced Debt at      8.45%         (7,800,000)
Less:  G&A Allocated to Gershenson                                        (1,753,800)
                                                                        -------------
Gershenson FFO                                                            14,238,200
Payout Ratio                                                                      85%
                                                                        -------------
                                                                          12,102,470
Dividend Yield                                                                   9.0%
                                                                        -------------
                                                                         134,471,890
Less:  RPS Cash Contribution                                             (75,000,000)
                                                                        -------------
Dollar Value of Gershenson Assets                                                               59,471,890      32.5%
                                                                                              -----------------------

Combined Value                                                                                 183,128,890     100.0%




RPS Shares Outstanding                                                                           5,698,480      67.5%
Gershenson Shares/OP Units                                                                       2,740,640      32.5%
                                                                                              ------------
Total Shares/OP Units to be Outstanding                                                          8,439,120


Per Share Value                                                                                       $17.36

                                   Schedule 6

                 Ramco will be entitled to receive additional OP Units, up to an aggregate maximum equal to the difference between (A) the number of OP Units Ramco would have received at the closing assuming rent projected 12 month net operating income from the Jackson Property on October 1, 1994 equalled at least $2,824,000 and (B) the number of OP Units issued to Ramco at the closing of the Transaction as a result of the actual projected 12 month net operating income from the Jackson Property as of October 1, 1994, determined in accordance with the following formula:

                 OP Units = (NOI / CR) - (AA + I)
                            ---------------------
                                     OPV

Where:

NOI = The annualized stabilized net operating income of the Jackson Property from all sources other than non-qualifying leases on the date which is one year from the Closing Date minus the sum of (i) the projected 12 month net operating income from the Jackson Property from all sources as of October 1, 1994, (ii) any increased rent attributable to automatic fixed minimum rent escalations attributable to leases in place as of October 1, 1994, (iii) percentage rents in excess of the percentage rents taken into consideration in computing projected 12 month net operating income from the Jackson Property as of October 1, 1994 with respect to leases in place as of October 1, 1994; provided, however, with respect to any leases entered into on or after October 1, 1994, annualized stabilized net operating income shall not include the amount by which tenant improvements and tenant allowances in such lease (calculated by amortizing such amounts over the initial term of the lease) exceed the product of (a) the average thereof for such property and type of tenant and (b) the number of square feet covered by such lease.

CR = the applicable capitalization rate of .106.

AA = the sum of all amounts advanced by the Operating Partnership from and after the closing of the Transaction through and including the date which is one year from the Closing Date for capital expenditures relating to new tenants, tenant improvements, tenant allowances and leasing costs at the Jackson Property.

I = interest on AA (calculated from the date such amounts were advanced) at an annual rate equal to the greater of (i) 10% per annum or (ii) a floating rate per annum equal to the prime rate of Bank of Boston plus 2%.

OPV = $17.36

                 A lease will be considered "nonqualifying" unless it satisfies all of the following conditions: it is executed and delivered within one year from the Closing Date, it has a term of at least 3 years, it requires the payment of a market rent, the tenant under the lease is a person who normally occupies space in a retail shopping center and is open for business and paying rent, the tenant's business, design of improvements and type of establishment is consistent with the leasing restrictions included in existing reciprocal easement agreements, development agreements and/or anchor leases, it satisfies all REIT eligibility requirements, and it requires the tenant to pay for an appropriate share of operating expenses at the property.

                                  Schedule 6.1


                 Ramco will be entitled to receive additional OP Units, up to an aggregate maximum equal to the number of OP Units Ramco would have received at the closing assuming rent from the Tel-Twelve Property on October 1, 1994 had been increased by $510,000, determined in accordance with the following formula:


                 OP Units = (NOI / CR) - (AA + I)
                            ---------------------
                                     OPV

Where:

NOI = The annualized stabilized net operating income attributable to the Tel-Twelve Lease (after taking into account all incremental increases in expenses at the Tel-Twelve Property attributable to such lease) on the date the tenant under such lease begins paying rent.

CR = the applicable capitalization rate of .106.

AA = the sum of all amounts advanced or incurred by the Operating Partnership from and after the closing of the Transaction through and including the date on which the tenant under the Tel-Twelve Lease begins paying rent for capital expenditures, tenant improvements, tenant allowances and leasing costs relating to the Tel-Twelve Lease.

I = interest on AA (calculated from the date such amounts were advanced) at an annual rate equal to the greater of (i) 10% per annum or (ii) a floating rate per annum equal to the prime rate of Bank of Boston plus 2%.

OPV = $17.36

                 Ramco will not be entitled to receive additional OP Units pursuant to this Schedule 6.1 unless the tenant under the Tel-Twelve Lease is open for business and begins paying rent within one year from the Closing Date.

                         ATTACHMENT TO LETTER OF INTENT
                                   SCHEDULE 7
          LISTING OF COMPANY OWNED SHOPPING CENTERS TO BE CONTRIBUTED


Sunshine Plaza Shopping Center
Crofton Shopping Center
Trinity Corners Shopping Center
Commack Property
Lantana Shopping Center
9 North Wabash
Chester Plaza Shops

                         ATTACHMENT TO LETTER OF INTENT
                                   SCHEDULE 8
                    RAMCO EXCLUDED PROPERTIES AND BUSINESSES


RIVER'S EDGE OFFICE BUILDING                                      SOUTHFIELD, MICHIGAN
SUMMIT NORTH                                                      WATERFORD, MICHIGAN
SUMMIT PLACE AND SUMMIT CROSSING                                  WATERFORD, MICHIGAN
BLUE ASH COMMONS                                                  CINCINNATI, OHIO
LIVONIA TOWNE SQUARE                                              LIVONIA, MICHIGAN
RAY TOWNE PLAZA                                                   SAGINAW, MICHIGAN
PARK PLACE SHOPPING CENTER                                        SANDUSKY, OHIO

FOLLOWING IS A LIST OF BUSINESSES IN WHICH THE RAMCO PRINCIPALS ARE INVOLVED WHICH ARE NOT INCLUDED AS PART OF THE TRANSACTION AND AR NOT A PART OF EXCLUDED PROPERTIES. THIS FOLLOWING LIST IS FOR INFORMATIONAL PURPOSES ONLY.

PONMALREST ASSOCIATES, INC.                                       BURGER KING FRANCHISE
K G PARTNERSHIP                                                   BURGER KING PROPERTY LANDLORD

VIDEO ARCADE BUSINESSES AS OF MAY 12, 1994:

RAMCO VIDEO - TEL TWELVE MALL                                     VIDEO ARCADE
MAIN STREET VIDEO                                                 VIDEO ARCADE
SUMMIT VIDEO                                                      VIDEO ARCADE

                       RAMCO-GERSHENSON PROPERTIES TRUST
                              AMENDED AND RESTATED
                       1989 EMPLOYEES' STOCK OPTION PLAN


1.               PURPOSES

                 The purposes of the Ramco-Gershenson Properties Trust Amended and Restated 1989 Employees' Stock Option Plan (the "Plan") are (i) to provide incentives to those key employees of Ramco-Gershenson Properties Trust (the "Trust") who are in a position to contribute to the long-term success of the Trust, (ii) to assist the Trust in attracting and retaining qualified executives, (iii) to provide participants with an opportunity to share in the growth in value of the Trust and (iv) to align participants' interests with those of the Trust's shareholders. The Plan is being amended and restated in connection with the Ramco Transaction. Certain capitalized terms not otherwise defined in this Plan shall have the meanings set forth in Section 19.

2.               SHARES SUBJECT TO THE PLAN

                 The total number of shares for which options may be granted under the Plan shall not exceed, in the aggregate, 387,500 shares of beneficial interest in the Trust, par value $.10 per share (the "Shares"), subject, however, to adjustment in accordance with the provisions of Section 13 hereof. Such Shares may be authorized and unissued Shares, or Shares previously issued and reacquired by the Trust. Except as provided in Section 5, any Shares which were the subject of unexercised portions of any terminated or expired options shall not be subject to further options under the Plan.

3.               ADMINISTRATION

                 The Plan shall be administered by the Compensation Committee of the Board of Trustees of the Trust (the "Committee"). No member of the Committee shall be eligible to participate in the Plan. Each member of the Committee shall be a Disinterested Person and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder, to the extent applicable.

                 Subject to the terms, conditions and limitations of the Plan, the Committee shall have full and complete discretion under the Plan, including the authority (a) to select the employees to whom and the time or times at which options to purchase Shares shall be granted, (b) to determine the number of Shares to be subject to each option (and the option price, where appropriate), and (c) to take any other steps in connection with the Plan or the options as it may deem necessary or advisable. The Committee shall have full power and authority to administer and interpret the Plan and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for conduct of its business as it deems necessary or advisable. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder.

                 Subject to the terms, conditions and limitations of the Plan, the Committee may amend or modify the terms of any outstanding option prospectively or retroactively and may cause outstanding options to be canceled and grant new options in place thereof; provided, however, that such amendment, modification or cancellation shall not impair the rights of any option holder without the holder's consent; and provided, further, that options with respect to no more than 387,500 Shares shall be granted to any one individual during any calendar year.

4.               ELIGIBILITY

                 Officers and other employees of the Trust shall be eligible to participate in the Plan. Members of the Board of Trustees who are not also officers or employees of the Trust shall not be eligible to participate in the Plan.

5.               GRANT OF OPTIONS

                 Upon and effective as of the Effective Date, the Trust shall enter into a new option agreement with each of the individuals set forth on Exhibit A attached hereto who were granted options in the amounts set forth on Exhibit A prior to the Effective Date (an "Optionee"), which agreement will supersede any preexisting option agreements with such Optionee and will reflect the amended terms of such Optionee's options under the Plan. All such options shall be subject to the terms and conditions set forth in this Plan and to such other terms as the Committee deems appropriate. Options granted under the Plan shall not be intended to qualify as incentive stock options under Section 422A of the Code.

6.               EXERCISE PRICE

                 The exercise price of an option shall be equal to $5.75 per share, subject to adjustment in accordance with the provisions of Section 13 hereof.

7.               TERM

                 Unless the agreement covering an option (the "Option Agreement") provides otherwise, options granted hereunder shall expire not later than ______________, 200_* (the "Expiration Date").

8.               EXERCISE OF OPTIONS

                 (a) Unless the Option Agreement provides otherwise, options granted under Section 5 hereof shall be fully exercisable on the Effective Date; provided that, any Options

__________________________________

* Not earlier than December 6, 2004 or later than 10 years from the Closing of the Ramco Transaction.

granted to an Optionee who is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, shall not be exercisable during the six-month period following the Effective Date.

                 (b) Options shall be exercisable during an Optionee's lifetime by the Optionee, or if the Optionee has become disabled, by his legal representative.

                 (c) Options shall be exercisable for cash, or in lieu of, or in addition to cash, by the delivery of Shares (at their fair market value on the date of exercise) previously owned by the Optionee or to be acquired by the Optionee upon the exercise of the option.

                 (d) No fractional Shares, or cash in lieu thereof, shall be issued under any option granted hereunder.

9.               TERMINATION OF EMPLOYMENT

                 (a) Except as set forth in clause (b), if an Optionee's Termination of Employment is for any reason other than death, disability or Retirement, the Optionee shall have the right to exercise the option, not later than the earlier of (i) one year after the date of such termination and (ii) the Expiration Date.

                 (b) Notwithstanding the provisions of clause (a), if an Optionee's Termination of Employment occurs but the Optionee continues after such Termination of Employment to serve the Trust in another capacity, as either a Trustee or Employee, the Optionee shall have the right to exercise his Options during the period in which he remains a Trustee or Employee (subject to extension as set forth in the following sentence and in Section 10). On the date the Optionee ceases to be a Trustee, the Optionee shall have the right to exercise the Option, not later than the earlier of (i) one year from the date on which the Optionee ceases to be a Trustee of the Trust (except as such time may be extended in Section 10(c)) and (ii) the Expiration Date.

10.              DEATH; DISABILITY; RETIREMENT

                 (a) If an Optionee's Termination of Employment is by reason of death, all of the Optionee's options shall immediately become exercisable in full and the personal representative of the Optionee, or the person or persons to whom the option shall have been transferred by will or by the laws of descent and distribution, shall have the right to exercise such options not later than the earlier of (i) one year from the date of the Optionee's death and (ii) the Expiration Date.

                 (b) If an Optionee's Termination of Employment is by reason of disability, all of the disabled Optionee's options (which have been held for a period of at least one year as of the date of such total disability shall immediately become exercisable in full) and the disabled Optionee, or his legal representative, shall have the right to exercise such options not later than the earlier of (i) one year from the date of such disability and (ii) the Expiration Date.

                 (c) If an Optionee's Termination of Employment is due to Retirement or an Optionee ceases to be a Trustee of the Trust due to Retirement, all of the Optionee's options shall immediately become exercisable in full, and the Optionee shall have the right to exercise such options not later than the earlier of (i) five years from the date of Retirement and (ii) the Expiration Date.

11.              TRANSFERABILITY OF OPTIONS

                 (a) An Optionee's rights and interests under the Plan (including the right to exercise unexercised options) may not be assigned or transferred, except in the case of an Optionee's death to the person or persons to whom the option shall have been transferred by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employer Retirement Income Security Act of 1984, as amended, or the rules thereunder.

                 (b) Notwithstanding the foregoing, the Committee may provide in an Option Agreement (or another writing) that the Optionee may transfer, without consideration for the transfer, all or part of the Optionee's options to members of his immediate family (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only parties.

12.              AGREEMENTS WITH OPTIONEES

                 Each grant made under this Plan may be evidenced by an Option Agreement containing such terms and conditions as the Committee shall approve. Each such agreement shall provide that, as a condition to the grant of the options evidenced thereby, the Optionee agrees that the Trust may arrange to deduct from any payments due to the Optionee from the Trust, the aggregate amount of federal, state or local taxes of any kind required by law to be withheld with respect to the exercise of such options, or if no such payments are due or to become due to the Optionee, that, if required by the Trust, the Optionee shall pay to the Trust, or make arrangements satisfactory to the Trust regarding the payment to it of, the aggregate amount of such taxes.

13.              ADJUSTMENTS

                 (a) The total number of Shares for which options may be granted under the Plan and option rights (both as to the number of Shares and the option price) shall be appropriately adjusted for any increase or decrease in the number of outstanding Shares resulting from payment of a stock dividend on the Shares, a stock dividend that constitutes a spin-off, a subdivision or combination of Shares, or a reclassification of the Shares, and (in accordance with the provisions contained in the next paragraph) in the event of a recapitalization of the Trust or a consolidation or merger in which the Trust shall be the surviving entity. If in connection with the Ramco Transaction the Trust sells or disposes of the Mortgage Loans listed on Schedule 1 (collectively, the "Transferred Assets") and the proceeds of such sales or other dispositions are not included in a spin-off entity, the exercise price of the options shall be reduced by multiplying the existing exercise price by a fraction, the numerator of which is the net value ascribed to the Transferred Assets by Dean Witter Reynolds, Inc. (the "Transferred Asset Value") and the denominator of which is the sum of (i) the Transferred Asset Value and (ii) the fair market value of the Trust's assets that will remain in the Trust (or will be contributed to a subsidiary partnership)(as determined by Dean Witter Reynolds, Inc.).

                 (b) In its absolute discretion, and on such terms and conditions as it deems appropriate, the Committee may provide by the terms of any option that such option cannot be exercised after the merger or consolidation of the Trust into another entity, the exchange of all or substantially all of the assets of the Trust for the securities of another entity, the acquisition by another entity of 80% or more of the Trust's then outstanding Shares or the liquidation or dissolution of the Trust, and if the Committee so provides, it may, in its absolute discretion and on such terms and conditions as it deems appropriate, also provide, either by the terms of such option or by a resolution adopted prior to the occurrence of such merger, consolidation, exchange, acquisition, liquidation or dissolution, that, for some period of time prior to such event, such option shall be exercisable as to all Shares subject thereto, notwithstanding anything to the contrary in Section 8 and/or in any installment provisions of such option.

14.              RIGHTS AS A SHAREHOLDER

                 An Optionee or a transferee of an option shall have no rights as a shareholder with respect to any Share covered by an option until he shall have become the holder of record of such Share, and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights in respect of such share for which the record date is prior to the date on which he shall become the holder of record thereof.

15.              AMENDMENT AND TERMINATION

                 The Board of Trustees of the Trust or the Committee, without the consent of the participants, may at any time alter or discontinue the Plan, provided that such action will not materially affect options theretofore granted and provided that no such action of the Board of Trustees of the Trust or the Committee may, without the approval of Shareholders, alter the provisions of the Plan so as to (a) increase the total number of Shares which may be purchased pursuant to options granted under the Plan (except to reflect stock dividends, stock splits or similar recapitalizations), (b) change the manner of determining the option price, (c) change the requirements as to employees eligible to participate in the Plan, (d) extend the option period or
(e) modify the Plan in any way that requires shareholder approval in order for options granted thereafter to qualify as performance-related compensation for purposes of Section 162(m) of the Code and the regulations promulgated thereunder, to the extent applicable.

16.              INVESTMENT PURPOSE

                 No Shares shall be issued or transferred upon the exercise of any option hereunder unless and until all legal requirements applicable to the issuance or transfer of such Shares have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition the issuance of Shares made to any Optionee hereunder on such Optionee's undertaking in writing to comply with such restrictions on his subsequent disposition of such Shares as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such Shares may be legended to reflect any such restrictions.

17.              RIGHT TO TERMINATE EMPLOYMENT

                 Nothing contained herein or in any Option Agreement shall restrict the right of the Trust to terminate the employment of any Optionee at any time, with or without cause.

18.              DETERMINATION OF FAIR MARKET VALUE

                 The "fair market value" of the Shares as of a particular date, shall be deemed to be (a) the closing sales price per Share if the Shares are listed on a stock exchange or (b) if the Shares are not listed, the mean between the closing or average bid and asked prices per Share on the over-the-counter market.

19.              CERTAIN DEFINITIONS

                 "Disinterested Person" means an Independent Trustee who qualifies as such under Rule 16b-3(C)(2)(i) promulgated under the Securities Act of 1933, as amended, or any successor definition under the Act.

                 "Employee" means any officer or employee (as defined in accordance with Section 3401(c) of the Internal Revenue Code of 1986, as amended) of the Trust.

                 "Independent Trustee" means a member of the Board of Trustees who is not also an employee of the Trust and who is otherwise a Disinterested Person.

                 "Predecessor Program" means RPS Realty Trust, Resources Pension Shares 1, Resources Pension Shares 2, Resources Pension Shares 3, Integrated Resources Pension Shares 4, a California limited partnership, Resources Pension Advisory Corp., and/or any of its affiliates, and such other programs or entities as may be designated by the Committee.

                 "Ramco Transaction" means the transaction pursuant to which RPS Realty Trust and Ramco-Gershenson, Inc. shall have contributed to Ramco-Gershenson Properties, L.P. certain assets and properties in accordance with the Master Agreement, dated as of April 3, 1995.

                 "Retirement" means an Optionee's Termination of Employment or voluntary retirement as a Trustee (which ever is later) after attainment of age 55 and completion of fifteen years of continuous service to the Trust and/or any Predecessor Program or as otherwise determined by the Board of Trustees or the Trust.

                 "Termination of Employment" means the time when the employee-employer relationship between the Optionee and the Trust is terminated for any reason or, if the Optionee is covered by an employment agreement, the time such employment agreement expires by its terms (provided such Optionee does not continue to serve the Trust as an employee).

                 "Trustee" means any member of the Board of Trustees.

20.              GOVERNING LAW

                 The Plan shall be governed by the laws of the State of Maryland, without regard to the conflicts of law principles thereof.

21.              EFFECTIVE DATE

                 The Plan was originally effective December 6, 1989. The amended and restated Plan shall become effective upon (i) adoption by the Board of Trustees of the Trust, (ii) approval by the holders of a majority of the issued and outstanding Shares of the Trust present or represented and entitled to vote at a meeting of shareholders and (iii) consummation of the Ramco Transaction (the "Effective Date"), and shall continue in effect thereafter until terminated or suspended by the Committee. In the event shareholder approval is not obtained, and/or the Ramco Transaction is not consummated, the terms and conditions of the RPS Realty Trust 1989 Employees' Stock Option Plan, as in effect prior to this amendment and restatement, shall remain in full force and effect.

                                   Exhibit A


                                           Number of Options           Number of Options
                                         Outstanding Prior to           Outstanding Upon
 Name                                       Effective Date               Effective Date*
 ----                                    --------------------          ----------------- --
 Joel Pashcow                                 600,000                       150,000

 Herbert Liechtung                            600,000                       150,000

 Edwin Frankel                                 50,000                        12,500

 John J. Johnston, Jr.                         50,000                        12,500

 Steven Liechtung                              20,000                         5,000

 Nancy Comerford                                5,000                         1,250





____________________

*                Post-reverse stock split.

                                   Schedule 1


Mortgage Loan                                 Trust Advance
- -------------                                 -------------
Simmons Manufacturing Warehouse                  $ 1,500,000
Coral Way Shopping Center                          3,000,000
1-5 North Wabash Avenue                            2,850,000
1733-53 Mass Avenue                                2,200,000
Mt. Morris Commons Shopping Center                 2,700,000
New England Telephone Building                     3,000,000
19 Rector Street Office Building                   3,000,000
Hylan Plaza Shopping Center                       25,000,000
NCR Building                                         468,493
Branhaven Plaza Shopping Center                    2,800,000
Copps Hill Shopping Center                         3,590,000
Madison Shopping Center                            1,550,000
Holiday Park Shopping Center                       1,916,000


                                                                       Exhibit C


Proposed Amendments to the Employee Plan:

1. The expiration date of the Employee Plan and all outstanding options granted thereunder will be extended for five years until December 6, 2004.

2. Paragraph 9(a) of the Employee Plan will be amended in a manner that makes it inapplicable to any optionee whose employment is terminated for a reason other than death or disability for as long as such optionee serves the Trust as a trustee.

3. The three month period described in paragraph 9(a) of the Employee Plan will be extended to one year.

4. Options granted under the Employee Plan will, under an individual option agreement between the Trust and Employee, be assignable to members of an optionee's immediate family (including trusts for such family members).

5. If an optionee ceases to be an employee or trustee of the Trust due to his retirement at or after the age of 55 and has provided the Trust and its predecessors with at least 15 years of service,the optionee will have 5 years from the date of retirement to exercise an option granted under the plan.

6. In the event the Spin-Off Transaction does not occur and, alternatively, the Trust sells or disposes of the Mortgage Loans listed on Schedule 1 (collectively, the "Transferred Assets"), the Employee Plan will be amended to provide that the exercise price of the options will be reduced by multiplying the existing exercise price by a fraction, the numerator of which is the net value ascribed to the Transferred Assets by Dean Witter Reynolds Inc. (the "Transferred Asset Value") and the denominator of which is the sum of (i) the Transferred Asset Value and (ii) the fair market value of the Trust's assets that will remain in the Trust (or will be contributed to a subsidiary partnership) (as determined by Dean Witter Reynolds Inc.).

                                   Schedule 1


Mortgage Loan                                 Trust Advance
- -------------                                 -------------
Simmons Manufacturing Warehouse                  $ 1,500,000
Coral Way Shopping Center                          3,000,000
1-5 North Wabash Avenue                            2,850,000
1733-53 Mass Avenue                                2,200,000
Mt. Morris Commons Shopping Center                 2,700,000
New England Telephone Building                     3,000,000
19 Rector Street Office Building                   3,000,000
Hylan Plaza Shopping Center                       25,000,000
NCR Building                                         468,493
Branhaven Plaza Shopping Center                    2,800,000
Copps Hill Shopping Center                         3,590,000
Madison Shopping Center                            1,550,000
Holiday Park Shopping Center                       1,916,000


                                                                       EXHIBIT D
                                FORM OF RELEASE

                 Herbert Liechtung, for himself and on behalf of his heirs, executors, administrators, successors and assigns (collectively, the "Releasor"), hereby remises, releases and forever discharges RPS Realty Trust (the "Trust") and its direct and indirect subsidiaries, shareholders, trustees, affiliates, predecessors, successors and assigns, and its present and former trustees, officers, employees, agents, attorneys and its heirs, executors, administrators, successors and assigns (collectively, the Releasees"), and each of them, of and from any and all claims, demands, or causes of action whatsoever from the beginning of the world to the date present, whether individual, class or derivative in nature, at law or in equity, whether based on any federal, state or foreign law or right of action, foreseen or unforeseen, matured or unmatured, known or unknown, accrued or not accrued, arising out of or in connection with the Employment Agreement dated October 24, 1988 between Releasor and the Trust (the "Employment Agreement") and Releasor's employment by the Trust and/or the Trust's predecessors (including Resources Pension Shares 1, Resources Pension Shares 2, Resources Pension Shares 3 and Integrated Resources Pension Shares 4) which any Releasor has, had or have or can, shall, or may hereafter have against the Releasees, or any of them, with the exception of any rights to indemnification under paragraph 13 of the Employment Agreement and any rights under the Agreement dated March 1, 1995 between Releasor and the Trust (the "Surviving Claims").

                 Releasor hereby acknowledges that he may hereafter discover facts in addition to or different from those he now knows or believes to be true with respect to the subject matter of this release but that it is his intention to, and he does hereby, fully, finally and forever settle and release any and all claims, demands, and causes of action, known or unknown, suspected or unsuspected, of every kind and nature whatsoever, which now exist, may hereafter exist or may heretofore have existed with respect to the subject matter of this release; in furtherance of such intention, he acknowledges that this release shall be and remain in effect as a full and complete release of any and all claims or matters he has, may have or may hereafter have against any Releasee arising out of or in connection with the Employment Agreement, with the exception of the Surviving Claims, notwithstanding the subsequent discovery or existence of such additional or different facts. IN WITNESS WHEREOF, the undersigned has duly executed this release as of the ___ day of ___________, 1995.

                                            _____________________________
                                            Herbert Liechtung

                                                                       EXHIBIT E

                                FORM OF RELEASE

                 RPS Realty Trust (the "Trust"), for itself and on behalf of its direct and indirect subsidiaries, shareholders, trustees, affiliates, predecessors, successors and assigns, and its present and former trustees, officers, employees, agents, attorneys and its heirs, executors, administrators, successors and assigns (collectively, the Releasor"), hereby remises, releases and forever discharges Herbert Liechtung and on his heirs, executors, administrators, successors and assigns (collectively, the "Releasee"), of and from any and all claims, demands, or causes of action whatsoever from the beginning of the world to the date present, whether individual, class or derivative in nature, at law or in equity, whether based on any federal, state or foreign law or right of action, foreseen or unforeseen, matured or unmatured, known or unknown, accrued or not accrued, arising out of or in connection with the Employment Agreement dated October 24, 1988 between Releasee and the Trust (the "Employment Agreement") and Releasee's employment by the Trust and/or the Trust's predecessors (including Resources Pension Shares 1, Resources Pension Shares 2, Resources Pension Shares 3 and Integrated Resources Pension Shares 4) which any Releasor has, had or have or can, shall, or may hereafter have against the Releasee.

                 Releasor hereby acknowledges that it may hereafter discover facts in addition to or different from those it now knows or believes to be true with respect to the subject matter of this release but that it is its intention to, and it does hereby, fully, finally and forever settle and release any and all claims, demands, and causes of action, known or unknown, suspected or unsuspected, of every kind and nature whatsoever, which now exist, may hereafter exist or may heretofore have existed with respect to the subject matter of this release; in furtherance of such intention, it acknowledges that this release shall be and remain in effect as a full and complete release of any and all claims or matters it has, may have or may hereafter have against any Releasee arising out of or in connection with the Employment Agreement, notwithstanding the subsequent discovery or existence of such additional or different facts.

                 IN WITNESS WHEREOF, the undersigned has duly executed this release as of the ___ day of __________, 1995.


                                            RPS REALTY TRUST


                                            By:_________________________________





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